                                                                    EXHIBIT 10.3

--------------------------------------------------------------------------------

                               CREDIT AGREEMENT

                                     among

                             KILROY REALTY, L.P.,

                                  as Borrower


                            The Banks Listed Herein


                                      and


                        COMMERZBANK AKTIENGESELLSCHAFT

                              acting through its

                 NEW YORK BRANCH, as Administrative Agent and
                            Lead Arranger and Bank


                                      and


             DRESDNER BANK AG, NEW YORK and GRAND CAYMAN BRANCHES,
                  as Syndication Agent and Arranger and Bank



                         Dated as of October 20, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE 1 DEFINITIONS..........................................................................................   1
         1.1      Defined Terms................................................................................   1

ARTICLE 2 LOAN FACILITY........................................................................................  11
         2.1      Loan.........................................................................................  11
         2.2      Note.........................................................................................  11
         2.3      Repayment of Loans...........................................................................  12
         2.4      Use of Proceeds..............................................................................  12

ARTICLE 3 [INTENTIONALLY DELETED]..............................................................................  12

ARTICLE 4 GENERAL PROVISIONS APPLICABLE TO LOAN................................................................  12
         4.1      Election and Continuation of Eurodollar Loans; Floating Rate Loans; Election Procedure.......  12
         4.2      Optional Prepayment..........................................................................  13
         4.3      Interest Rates and Payment Dates.............................................................  15
         4.4      Computation of Interest and Fees.............................................................  15
         4.5      Commitment Fee...............................................................................  15
         4.6      Yield Protection.............................................................................  15
         4.7      Pro Rata Treatment and Payments..............................................................  17
         4.8      Legal Details................................................................................  18
         4.9      Method and Place of Payment..................................................................  18
         4.10     Taxes........................................................................................  18
         4.11     Booking Loans................................................................................  21
         4.12     Sharing of Setoffs...........................................................................  21
         4.13     Interest Rate Protection.....................................................................  22

ARTICLE 5 CONDITIONS PRECEDENT.................................................................................  22
         5.1      Closing Conditions...........................................................................  22

ARTICLE 6 AFFIRMATIVE COVENANTS................................................................................  26
         6.1      General......................................................................................  26
         6.2      Financial Covenants..........................................................................  27
         6.3      Reporting Requirements.......................................................................  27
         6.4      Property Covenants...........................................................................  29

ARTICLE 7 NEGATIVE COVENANTS...................................................................................  30
         7.1      Mergers, Sales of Assets, Etc................................................................  30
         7.2      Limitation on Liens..........................................................................  30
         7.3      No Change in Fiscal Year.....................................................................  30

ARTICLE 8 REPRESENTATIONS AND WARRANTIES.......................................................................  31
         8.1      Organization and Qualification...............................................................  31
         8.2      Power and Authority..........................................................................  31
         8.3      Authorization................................................................................  31
         8.4      No Conflicts.................................................................................  31
         8.5      Enforceable Obligations......................................................................  31
         8.6      Governmental Approvals.......................................................................  32
         8.7      Taxes........................................................................................  32
         8.8      Margin Stock, Etc............................................................................  32
         8.9      Possession of Franchises, Licenses, Etc......................................................  32
         8.10     Disclosure...................................................................................  32
         8.11     Employee Matters.............................................................................  32
         8.12     Certain Fees.................................................................................  33
         8.13     Litigation...................................................................................  33
         8.14     Real Property................................................................................  34
         8.15     Deed of Trust................................................................................  34
         8.16     Construction Performed.......................................................................  34
         8.17     Use of Proceeds: Margin Regulations..........................................................  34
         8.18     Subsidiaries.................................................................................  35
         8.19     Building Compliance..........................................................................  35
         8.20     Annual Budget................................................................................  35
         8.21     Ground Lease.................................................................................  35
         8.22     Year 2000 Representations and Covenants......................................................  35

ARTICLE 9 EVENTS OF DEFAULT; REMEDIES..........................................................................  36
         9.1      Events of Default............................................................................  36
         9.2      Remedies Upon Default........................................................................  38
         9.3      Remedies in General..........................................................................  38

ARTICLE 10 LIMITED RECOURSE OBLIGATIONS........................................................................  38
         10.1     Limited Recourse.............................................................................  38

ARTICLE 11 THE AGENT...........................................................................................  39
         11.1     Appointment; Powers and Immunities...........................................................  39
         11.2     Reliance by Agent............................................................................  40
         11.3     Defaults.....................................................................................  40
         11.4     Rights of Agent as a Bank....................................................................  40
         11.5     Indemnification..............................................................................  40
         11.6     CONSEQUENTIAL DAMAGES........................................................................  41
         11.7     Payee of Note Treated as Owner...............................................................  41
         11.8     Nonreliance on Agent and Other Banks.........................................................  41
         11.9     Failure to Act...............................................................................  41

         11.10    Resignation or Removal of Agent..............................................................  41
         11.11    Reliance by Borrower.........................................................................  42
         11.12    Syndication Agent............................................................................  43

ARTICLE 12 MISCELLANEOUS.......................................................................................  43
         12.1     Notices......................................................................................  43
         12.2     Survival of Agreements.......................................................................  44
         12.3     Parties in Interest..........................................................................  44
         12.4     Expenses.....................................................................................  44
         12.5     Governing Law; Jurisdiction; Venue; Jury Trial...............................................  44
         12.6     Right of Setoff..............................................................................  45
         12.7     Severability.................................................................................  45
         12.8     Indemnity....................................................................................  45
         12.9     Headings.....................................................................................  46
         12.10    Exceptions to Covenants......................................................................  46
         12.11    Amendments and Waivers.......................................................................  46
         12.12    Entire Agreement.............................................................................  46
         12.13    No Waiver; Remedies..........................................................................  47
         12.14    Binding Effect...............................................................................  47
         12.15    Counterparts.................................................................................  47
         12.16    Assignment and Participations................................................................  47

                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT is made as of the 20th day of October, 1999, among KILROY REALTY, L.P., a Delaware limited partnership ("Borrower"),
                                                            --------
COMMERZBANK AKTIENGESELLSCHAFT, acting through its NEW YORK BRANCH ("Commerzbank"), as Administrative Agent on behalf of the Banks, as described
  -----------
below (in such capacity, the "Agent") and Lead Arranger, DRESDNER BANK AG, NEW
                              -----
YORK and GRAND CAYMAN BRANCHES ("Dresdner"), as Syndication Agent and Arranger,
                                 --------
and the financial institutions listed in Annex I, including Commerzbank, and each other financial institution which has been assigned an interest herein pursuant to Section 12.16(b), as evidenced by an Assignment and Acceptance Agreement (each, a "Bank" and, collectively, the "Banks").
                    ----                          -----


                             PRELIMINARY STATEMENT
                             ---------------------

          In consideration of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     1.1  Defined Terms.  The terms defined in this Article 1 (except as
          -------------
otherwise expressly provided in this Agreement) for all purposes shall have the following meanings, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context:

     "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Loan for
      -------------------
any Interest Period, the per annum rate equal to the product obtained (rounded upward, if necessary, to the next higher 1/16 of 1%) by multiplying (a) the applicable LIBOR Rate in effect for such Interest Period by (b) the Statutory Reserves.

     "Affiliate" shall mean a Person that directly, or indirectly through one or
      ---------
more intermediaries, Controls or is Controlled by or is under common Control with another Person.

     "Agent" shall mean Commerzbank, in its capacity as Administrative Agent
      -----
hereunder, and shall include any successor to the Agent appointed pursuant to
Section 11.10.

     "Agreement" shall mean this Agreement and any amendments hereto duly made
      ---------
in accordance with this Agreement.

     "Alternate Base Rate" shall mean a rate per annum (rounded upwards, if
      -------------------
necessary, to the nest 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Agent will give notice promptly to Borrower and the Banks of changes in the Alternate Base Rate, provided, however, that the Agent's failure to give any such notice will not affect Borrower's obligation to pay interest to the Banks on any Floating Rate Loan at the then effective Alternate Base Rate.

     "Applicable Margin" shall mean 175 basis points (i.e., 1.75%).
      -----------------                               ----

     "Assignment and Acceptance Agreement" shall mean an Assignment and
      -----------------------------------
Acceptance Agreement entered into by a Bank and an Assignee (as defined in Section 12.16(b)), and accepted by the Agent, pursuant to which the Assignee shall acquire all or a portion of the assigning Bank's Commitments and shall become a Bank party to this Agreement, and which shall include such terms and conditions as shall be reasonably acceptable to the Agent, the assigning Bank and the Assignee.

     "Auditors" shall mean independent certified public accountants selected by
      --------
Borrower and acceptable to the Agent.

     "Authorized Officer" shall mean, with respect to Borrower, the General
      ------------------
Partner or the General Partner's president, any senior or executive vice president, chief financial officer, chief accounting officer or treasurer.

     "Business Day" shall mean a day other than a Saturday or Sunday on which
      ------------
(a) commercial banks in New York, New York and in London, England are open for business and (b) on which dealings in Dollars are carried out on the Interbank Market.

     "Capitalization Documents" shall mean the Partnership Agreement and each of
      ------------------------
the documents governing the issuance of or setting forth the terms of any partnership interests issued or to be issued by Borrower.

     "Closing Checklist" shall mean the list of closing items required to be
      -----------------
satisfied by Borrower on or prior to the Closing Date, which list is attached hereto as Annex II.

     "Closing Date" shall mean the date hereof.
      ------------

     "Commitment Percentage" shall mean, as to any Bank, the percentage of the
      ---------------------
aggregate Commitments constituted by such Bank's Commitment;

     "Commitment" shall mean, as to any Bank, the amount committed by such Bank
      ----------
pursuant to this Agreement with respect to the Loan, as such amount may be reduced from time to time pursuant to this Agreement.

     "Control" (and "Controlled By" with correlative meaning) shall mean, with
      -------        -------------
respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Debt Service Coverage Ratio" shall mean, with respect to any six (6) month
      ---------------------------
period, the ratio of (a) Net Operating Income for such period, to (b) the greater of (i) the actual Interest Expense due for such period, or (ii) the Interest Expense and projected amortization payments for such period applicable to the principal balance of the Loan outstanding on the last day of such period assuming an interest rate for such period of 2% per annum plus the yield rate on 10-year United States Treasury Notes most recently issued prior to the end of such period, as quoted in The Wall Street Journal (or, if The Wall Street Journal shall cease publication, such other publication as Agent may select in its reasonable discretion), and further assuming a 25-year amortization schedule.

     "Debt Yield Calculation" shall mean, with respect to any six (6) month
      ----------------------
period, the quotient of (i) annualized Net Operating Income, divided by (ii) the
                                                             ------- --
outstanding principal balance of the Loan.

     "Deed of Trust" shall mean the Variable Interest Rate Deed of Trust,
      -------------
Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated the date thereof given by Borrower to First American Title Insurance Company, as trustee for the use and benefit of the Agent on behalf of the Banks, in the maximum principal amount of $90,000,000.

     "Default" shall mean any event specified in Section 9.1, whether or not any
      -------
requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition, event or act has been satisfied; provided, however, that it is understood that the characterization of such event
--------  -------
as a "Default" shall not affect Borrower's right to cure, if any, or entitlement to any applicable grace period, as may be provided herein or in any of the other Loan Documents.

     "Default Rate" shall have the meaning specified in Section 4.3(b).
      ------------

     "Dollars" and the symbol "$" shall mean lawful money of the United States
      -------                  -
of America.

     "Domestic Lending Office" shall mean, as to each Bank which is a party to
      -----------------------
this Agreement on the Closing Date, such Bank's office located at its address set forth on Annex I hereto identified as its Domestic Lending Office, and as to each other Bank, such Bank's office located at its address set forth in the Assignment and Acceptance Agreement pursuant to which such Bank became a party hereto identified as its Domestic Lending Office, or such other office of any Bank which such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and the Agent.

     "Environmental Complaint" shall mean any complaint, order, citation, notice
      -----------------------
or other written communication from any Person with respect to the existence or alleged existence of a violation of an environmental Law or legal liability resulting from the occurrence of any, or alleged occurrence of any, release, spill or discharge of any Pollutant from, under, into or on an Individual Property, or any other environmental matter at, upon, under or within an Individual Property or otherwise relating to an Individual Property or the ownership, use, operation or occupancy thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rules and regulations issued thereunder, as from time to time in effect.

     "Eurocurrency Liabilities" shall have the meaning specified in the
      ------------------------
definition of "Statutory Reserves".

     "Eurodollar Lending Office" shall mean, as to each Bank which is a party to
      -------------------------
this Agreement on the Closing Date, such Bank's office, branch or Affiliate located at its address set forth on Annex I hereto identified as its Eurodollar Lending Office, and as to each other Bank, such Bank's office, branch or Affiliate located at its address set forth in the Assignment and Acceptance Agreement pursuant to which such Bank become a party hereto identified as its Eurodollar Lending Office, or such other office, branch or Affiliate of any Bank which such Bank may hereafter designate as its Eurodollar Lending Office by notice to Borrower and the Agent.

     "Eurodollar Loan" shall mean the Loan, or any portion thereof, bearing
      ---------------
interest at a rate determined by reference to the Adjusted LIBOR Rate.

     "Event of Default" shall mean any of the events specified in Section 9.1,
      ----------------
after the expiration of any period of grace or right to cure provided therein, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event or act.

     "Federal Funds Effective Rate" shall mean for any day, the weighted average
      ----------------------------
of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Financial Covenants" shall mean the covenants set forth in Section 6.2.
      -------------------

     "Floating Rate Loan" shall mean the Loan, or any portion thereof, bearing
      ------------------
interest at a rate determined by reference to the Alternate Base Rate.

     "Full-Fledged Appraisal" shall mean an M.A.I. appraisal of the Property
      ----------------------
acceptable to the Agent, prepared by an appraiser selected by Borrower and acceptable to the Agent. In the event that at the time of such appraisal there exists a casualty to the Property, the appraisal shall assume that the Property has been restored if (a) it is reasonable to do so and (b) there are available to Borrower insurance proceeds or other funds in an amount sufficient to finance such restoration within the time required by the lease of each principal tenant of the Property.

     "GAAP" shall mean generally accepted accounting principles applied on a
      ----
consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statement by such other entity as the Agent may reasonably approve, which are applicable as of the date in question, or such other accounting principles as may be mutually agreed by the Agent and Borrower. Subject to the preceding sentence, the requirement that accounting principles be applied on a consistent basis shall mean that once such principles become applicable to any matter set forth in or contemplated by this Agreement in respect of any accounting period, then in any subsequent accounting period accounting principles must be applied which are comparable in all material respects to those which were applicable in the earlier period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

     "General Partner" shall mean Kilroy Realty Corporation, a Maryland
      ---------------
corporation,  in its capacity as general partner of Borrower.

     "Ground Lease" shall mean that certain Agreement for Ground Lease
      ------------
Development and Use of Real Property dated September 22, 1988 executed by and between The City of San Diego, as lessor, and JOSP Partners, as lessee, and recorded on April 21, 1989 as Instrument No. 89-209941 of the Official Records of San Diego County, California (the "Official Records"), as amended by First
                                      -------- -------
Amendment dated March 31, 1989 between such parties and recorded on April 21, 1989 as File No. 1989-209942 of the Official Records, as further amended by Second Amendment dated March 26, 1990 between such parties and recorded on May 17, 1990 as File No. 90-270833 of the Official Records as further amended by that Consent and Estoppel Certificate executed as of June 18, 1998 by such parties and Borrower, and as assigned by JOSP Partners to Borrower pursuant to Assignment dated ____________ and recorded on June 18, 1998 as File No. 98-0375194 of the Official Records.

     "Guaranteed Indebtedness" shall mean all indebtedness of a Person other
      -----------------------
than Borrower of a type described in clauses (a), (b), (c) and (e) of the definition of "Indebtedness" which is guaranteed directly or indirectly in any manner by Borrower, or in effect guaranteed directly or indirectly in any manner by Borrower.

     "Increased Cost" shall have the meaning set forth in Section 4.6(a)(ii).
      --------------

     "Indebtedness" shall mean, as at any date, (a) all indebtedness of Borrower
      ------------
for borrowed money or for the deferred purchase price of property or services (except such indebtedness the existence of which is being contested by Borrower in good faith and by appropriate action), (b) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which Borrower is liable as lessee (except such obligations the existence of which is being contested by Borrower in good faith and by appropriate actions), (d) any Guaranteed Indebtedness, and (e) any other indebtedness required to be recorded as indebtedness on the financial statements of Borrower in accordance with GAAP.

     "Indemnifiable Taxes" shall have the meaning specified in Section 4.10(a).
      -------------------

     "Individual Property" shall mean each discrete parcel of land included in
      -------------------
the Property, as identified in each separate sub-exhibit to Exhibit A attached to the Deed of Trust.

     "Initial Date" shall have the meaning specified in Section 4.10(a).
      ------------

     "Interbank Market" shall mean any market for the buying and selling of
      ----------------
Dollar deposits payable outside the United States of America between the Agent and other financial institutions in the ordinary course of the Agent's business.

     "Interest Coverage Ratio" shall mean, with respect to any six (6) month
      -----------------------
period, the ratio of (a) Net Operating Income for such period to (b) the actual Interest Expense for such period.

     "Interest Expense" shall mean, with respect to any period, all interest
      ----------------
paid or payable by Borrower during such period on the Loan.

     "Interest Payment Date" shall mean, (a) with respect to any Eurodollar
      ---------------------
Loan, the last day of each Interest Period therefor and, in the case of an Interest Period of six months, the day numerically corresponding to such date (or if there is no such day, then the last day) in the third calendar month during such Interest Period and (b) with respect to any portion of the Loan which is not a Eurodollar Loan, on the Quarterly Payment Date.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, a period
      ---------------
of one, two, three or six months, as selected by Borrower, beginning (i) on the date such Loan is made and (ii)
thereafter, on the last day of the immediately preceding Interest Period, provided that (x) no Interest Period for any Loan shall extend beyond the
--------
Maturity Date, (y) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month and
(z) any Interest Period which would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such Interest Period would thereby end in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day. There may be no more than five (5) Interest Periods in effect at any one time. If any portion of the Loan is not a Eurodollar Loan, there may be no more than four (4) Interest Periods in effect at any one time.

     "Laws" shall mean all statutes, laws, ordinances, rules, regulations,
      ----
orders, writs, injunctions or decrees of any Tribunal.

     "Leased Land" shall mean the property demised to Borrower pursuant to the
      ------------
Ground Lease.

     "Lending Branch" shall mean Commerzbank's New York Office or any other
      --------------
office or Affiliate of Commerzbank hereafter selected and notified to Borrower from time to time by Commerzbank.

     "LIBOR Rate" shall mean the rate (rounded upward, if necessary, to the next
      ----------
higher 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity comparable to such Interest Period that appears on Telerate (as defined below) Page 3750 as of 11:00 am., London time, on the date which is two (2) Business Days prior to the beginning of the subsequent Interest Period (an "Interest
                                                                   --------
Determination Date").  If such rate does not appear on Telerate Page 3750 as of
------------------
11:00 a.m., London time, on such Interest Determination Date, LIBOR will be determined on the basis of the rate (rounded upward, if necessary, to the next higher 1/16 of 1%) at which deposits in U.S. Dollars approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity comparable to such Interest Period are offered to the Lending Branch in immediately available funds in the Interbank Market at approximately 10:00 a.m., New York City time, two (2) Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean any deed of trust, mortgage, pledge, security interest,
      ----
encumbrance, lien or charge of any kind, including without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

     "Litigation" shall mean any pending or, to the best knowledge of Borrower,
      ----------
threatened proceeding, claim, lawsuit, arbitration or investigation conducted or threatened by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits and investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument; provided, however, that "Litigation"
                                         --------  -------
shall not include any of the foregoing that is covered by adequate insurance.

     "Loan" shall mean the loan in the maximum principal sum of $90,000,000 made
      ----
to Borrower pursuant to this Agreement (or, as the context requires, any portion thereof).

     "Loan Documents" shall mean this Agreement, the Note, the Deed of Trust and
      --------------
all other documents, instruments and certificates to be executed by Borrower or the General Partner in connection with this Agreement or as security for the Loans.

     "Majority Banks" shall mean Banks collectively having outstanding
      --------------
Commitments in excess of 50% of the total aggregate outstanding Commitments.

     "Margin Security" and "Margin Stock" shall have the meanings given to those
      ---------------       ------------
terms in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     "Material Adverse Change" or "Material Adverse Effect" shall mean any act,
      -----------------------      -----------------------
circumstance or event that might be material and adverse to (a) the financial condition or business operations of Borrower, (b) the Property or Borrower's interest in the Property or (c) the Agent's and the Banks' interests in the Property.

     "Maturity Date" shall mean October 20, 2003.
      -------------

     "Net Operating Income" shall mean, with respect to any period, (a) the
      --------------------
total income received by Borrower for such period from the operation of the Property in the ordinary course of business (including, but not limited to, fixed rent, percentage rent, escalation payments, parking income, tenant work order income, cost recoveries and similar operating income items) less (b) all
                                                                  ----
ordinary operating expenses incurred and paid (or payable in the ordinary course of business) in connection with the operation of the Property, including, but not limited to, utility charges, insurance premiums, salaries and payroll costs, maintenance and repair costs, real estate taxes, and all other general operating expenses attributable to the Property. Net Operating Income shall be determined on a cash basis of accounting.

     "New York Office" shall mean Commerzbank's principal office in New York
      ---------------
City located, on the date hereof, at 2 World Financial Center, New York, New York 10281-1050 or any other office of Commerzbank hereafter selected and notified to Borrower from time to time by Commerzbank.

     "Note" shall have the meaning specified in Section 2.2 hereof.
      ----

     "Obligations" shall mean the aggregate principal, interest, fees and other
      -----------
amounts payable by Borrower to the Agent or any Bank under the Loan Documents.

     "Other Taxes" shall have the meaning specified in Section 4.10.
      -----------

     "Partnership Agreement" shall mean the Fourth Amended and Restated
      ---------------------
Partnership Agreement of Borrower dated as of November 24, 1998.

     "Permitted Encumbrances" shall mean:
      ----------------------

          (a) the Deed of Trust and other Liens in favor of the Agent on behalf of the Banks under the Loan Documents;

          (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that appropriate provision is made for the
                         --------
payment thereof when due as provided in the Deed of Trust;

          (c) exceptions to title listed on the marked title insurance commitments delivered to the Agent at Closing pursuant to Section 5.1(l)(ii) and approved in writing by the Agent; and

          (d) Liens incidental to the conduct of the business of Borrower which are not incurred in connection with any Indebtedness of Borrower described in clauses (a) or (b) of the definition of "Indebtedness" in Section 1.1 and which do not materially detract from the value of the Property or materially impair the use thereof in the operation of the Property, provided that appropriate
                                                  --------
provision is made for the payment thereof when due in the event it is found that any obligation secured by any such Lien is payable by Borrower.

     "Person" shall mean and include an individual, partnership, joint venture,
      ------
corporation, limited liability company, trust, Tribunal, unincorporated organization or government, or any department, agency or political subdivision thereof.

     "Plan" shall mean any plan subject to Title IV of ERISA and maintained for
      ----
employees of Borrower, or of any member of a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which Borrower is a part.

     "Pollutant" shall mean any reportable quantity of any hazardous waste or
      ---------
substance as defined in any applicable federal, state or local law, regulation, ordinance or directive, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601, et seq.;
                                                                      -- ---
the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq.; the
                                                                -- ---
Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.; the Resource
                                                  -- ---
Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 9601, et seq.); the
                                                                  -- ---

Clean Water Act, 33 U.S.C. (S) 1251 et seq.; and the Clean Air Act, 42 U.S.C.
                                    -- ---
(S) 7401 et seq. the Emergency Planning and Community-Right-to-Know Act (42
         -- ---
U.S.C. (S) 11001 et seq.), the Endangered Species Act (16 U.S.C. (S) 1531 et
                 -- ---                                                   --
seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the
---                                                         -- ---
Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) or the Hazardous
                                                      -- ---
Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), Sections 25115,
                                                 -- ---
25117, 25122.7, 25140, 25249.8, 25281, 25501 and 25316 of the California Health
and Safety Code, Section 2782.6(d) of the California Civil Code and Title 22 of the California Code of Regulations and the regulations adopted pursuant to the above listed laws, as any such acts or regulations may be amended, modified or supplemented. The term "Pollutant" shall include any reportable quantity of airborne asbestos. The term "Pollutant" shall specifically not include the emission, discharge, generation, processing, storage or transportation of any hazardous waste or substance pursuant to, and in accordance with, a valid federal or state permit, license or order.

     "Prime Rate" shall mean the rate of interest per annum publicly announced
      ----------
from time to time by Commerzbank as its prime lending rate or reference rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Commerzbank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate announced by Commerzbank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Property" shall have the meaning ascribed thereto in the Deed of Trust.
      --------

     "Quarterly Payment Date" shall mean March 31, June 30, September 30 and
      ----------------------
December 31 of each year. The first Quarterly Payment Date shall be December 31, 1999.

     "Regulatory Change" shall mean any change after the Closing Date in
      -----------------
federal, state or foreign Laws (including the introduction of any new Law), or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Banks of or under any federal, state or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof.

     "Reuters" shall mean Reuters Monitor Money Rates Service.
      -------

     "Revolving Credit Agreement" shall mean the Amended and Restated Revolving
      ---------------------------
Credit Agreement dated as of October 9, 1998 among Borrower, Morgan Guaranty Trust Company of New York, as Bank and as Lead Agent for the Banks, Bank of Montreal, as Bank and as Co-Agent, Commerzbank Aktiengesellschaft, Los Angeles Branch, as Bank and Co-Agent, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Bank and as Co-Agent, PNC Bank, National Association, as Bank and as Co-Agent, Union Bank of California, as Bank and as Co-Agent, and the other banks listed therein, as in effect on the date hereof.

     "Rights" shall mean rights, remedies, powers and privileges.
      ------

     "Special Counsel" shall mean Robinson Silverman Pearce Aronsohn & Berman
      ---------------
LLP, or such other counsel as the Agent may designate from time to time.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the
      ------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which any Bank is subject with respect to the Adjusted LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board, "Eurocurrency Liabilities"). Such reserve percentages shall include
            ------------------------
those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" shall mean any corporation at least a majority of whose
      ----------
securities having ordinary voting power for the election of directors (other than securities having such power only by reason of happening of a contingency) are owned by Borrower, or one or more Subsidiaries of Borrower, or a combination thereof.

     "Taxes" shall mean all taxes, assessments, fees or other charges at any
      -----
time imposed by any Laws or Tribunal.

     "Telerate" means the display page so designated on the Dow Jones Markets
      --------
(formerly known as Telerate) Service (or such other page as may replace such page on that service, or such other service as may be nominated by the Agent, in its discretion, as the information vendor, for the purpose of displaying rates or prices comparable thereto).

     "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign,
      --------
territorial or other court, legislature or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality, in each case with applicable regulatory authority.

     "Value" shall mean, as at any date of determination thereof, the fair
      -----
market value of the Property.

                                   ARTICLE 2

                                 LOAN FACILITY

     2.1  Loan.  (a)  Subject to the terms and conditions hereof, each Bank,
          ----
severally, and not jointly, agrees to make the Loan to Borrower on the Closing Date in a principal amount not to exceed the amount set forth under the heading "Loan Commitments" opposite the name of such Bank on Annex I.

     (b) The Loan shall be fully secured by the Deed of Trust and the Property described therein and in the other Loan Documents. The Loan or any portion thereof may either be, from time to time, a (i) Eurodollar Loan or (ii) a Floating Rate Loan. Eurodollar Loans shall be made by each Bank at its respective Eurodollar Lending Office. Floating Rate Loans shall be made by each Bank at its respective Domestic Lending Office.

     2.2  Note.  The Loan made by each Bank pursuant to Section 2.1(b) shall be
          ----
evidenced by a promissory note (or notes) of Borrower substantially in the form of Exhibit A (individually and collectively, a "Note"), payable to the order of
                                                ----
each such Bank. Each Note shall (i) be dated the Closing Date, and (ii) bear interest, payable as specified in Section 4.3, for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.3 until paid in full. Borrower agrees, from time to time, upon the request of the Agent or any affected Bank, to reissue new Notes, in accordance with the terms and in the form herein provided, to any Bank and/or any assignee of such Bank pursuant to Section 12.16 hereof, in renewal of and substitution for the Note previously issued by Borrower to the affected Bank.

     2.3  Repayment of Loans.  Interest on the outstanding principal balance of
          ------------------
the Loan shall be due and payable on each Interest Payment Date. The entire unpaid principal amount of the Loan, together with interest accrued and unpaid on such amount and all other sums due and payable pursuant to the Loan Documents, shall be paid in full on the Maturity Date.

     2.4  Use of Proceeds.  The proceeds of the Loan shall be used by Borrower
          ---------------
solely to repay Indebtedness incurred pursuant to the Revolving Credit Agreement, and for working capital in connection with the operation of the Property.

                                   ARTICLE 3

                            [INTENTIONALLY DELETED]



                                   ARTICLE 4

                     GENERAL PROVISIONS APPLICABLE TO LOAN

     4.1  Election and Continuation of Eurodollar Loans; Floating Rate Loans;
          -------------------------------------------------------------------
Election Procedure.  (a)  Borrower may elect from time to time in the manner
------------------
hereinafter described to have all or a portion of the entire principal balance of the Loan to be either a Eurodollar Loan or an Floating Rate Loan.

     (b) Borrower shall give the Agent written (including telecopy) notice (or telephonic notice promptly confirmed in writing) specifying whether the Loan shall initially be a Eurodollar Loan or a Floating Rate Loan or a combination thereof, and the length of the Interest Period(s) for the Eurodollar Loan. If all or any portion of the Loan is to be a Eurodollar Loan, such notice shall be given prior to 10:00 a.m., New York City time, at least three Business Days prior to the Closing Date; if the entire Loan is to be a Floating Rate Loan, such notice shall be given prior to 10:00 a.m., New York City time, at least one
Business Day prior to the Closing Date.   Upon receipt of such notice from
Borrower, the Agent shall promptly notify each Bank thereof. On the Closing Date, (A) each Bank shall make available to the Agent an amount in immediately available funds equal to the sum of such Bank's Commitment on such date and (B) the Agent shall make available to Borrower, the proceeds of the Loan by crediting the account of Borrower on the books of the Agent with the aggregate amount of the Loan made available to the Agent by the Banks and in like funds received by the Agent for transmittal by the Agent upon Borrower's request. Any borrowing of, or conversion to, Eurodollar Loans under this Article 4 shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each such borrowing of Eurodollar Loans shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     (c) Borrower shall have the right at any time upon prior written (including telecopy) notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 10:00 a.m., New York City time, three Business Days prior to the end of an Interest Period with respect to a Eurodollar Loan, or three Business Days prior to the end of a calendar month with respect to a Floating Rate Loan, (i) to convert a Floating Rate Loan to a Eurodollar Loan,
(ii) to continue a Eurodollar Loan as a Eurodollar Loan for an additional Interest Period, (iii) to convert a Eurodollar Loan to a Floating Rate Loan and
(iv) to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

               (i)    each conversion or continuation shall be made pro rata
                                                                    --- ----
     among the Banks in accordance with their respective principal amounts of the portion of the Loan comprising the converted or continued portion;

               (ii) the Eurodollar Loan may not be continued as a Eurodollar Loan with the same or different Interest Period at a time other than the end of the Interest Period applicable thereto; and

               (iii) the Eurodollar Loan may not be continued as a Eurodollar Loan at a time when an Event of Default has occurred and is continuing.

     Each notice pursuant to this Section 4.1(c) shall be irrevocable and shall specify the Interest Period for the Eurodollar Loan resulting from such continuation or conversion. If no

Interest Period is specified in any such notice with respect to any continuation as or conversion into the Eurodollar Loan, or if Borrower shall not have given notice in accordance with this Section 4.1(c) to continue the Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 4.1(c) to convert such Eurodollar Loan), Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the other Banks of any notice given pursuant to this Section 4.1(c) and of each Bank's portion of any continued or converted Borrowing.

     (d) It is understood that the entire principal balance of the Loan shall be advanced on the Closing Date. If any portion of the principal balance of the Loan shall be repaid or prepaid, Borrower shall not be entitled to any advances or readvances thereof.

     4.2  Optional Prepayment.  (a)   The Loans may not be prepaid in whole or
          -------------------
in part at the option of the Borrower except as provided in this Article 4.

     (b) (i) Notwithstanding any provision of this Agreement to the contrary, Borrower may prepay the principal balance of the Note, in whole or in part, upon not less than ten (10) days' prior written notice to the Agent specifying the date on which prepayment is to be made (the "Tender Date") and the amount of any
                                             -----------
such prepayment, and upon payment of (a) interest accrued and unpaid on the principal balance of the Note to and including the Tender Date, (b) all other sums then due under the Note, the Deed of Trust and the other Loan Documents, and (c) if all or any portion of the Loan being prepaid is a Eurodollar Loan, amounts as set forth in Section 4.2(d) hereof. The Agent shall not be obligated to accept any prepayment of the principal balance of the Note unless (1) the payment is accompanied by all sums required under this Section 4.2, (2) if a partial prepayment, the partial prepayment, if any, shall not be in an amount less than the lesser of (i) Five Million and 00/100 Dollars ($5,000,000) and
(ii) the unpaid principal amount of the Loan and (3) the prepayment is made on the applicable Tender Date.

     (c) If, following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to repay the Loan and all other sums due hereunder or under the Loan Documents in full at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to the Agent under the Deed of Trust or under the other Loan Documents, such tender by Borrower shall be deemed to be a voluntary prepayment in the amount tendered and Borrower shall, in addition, also pay to the Agent the Prepayment Compensation (as defined in Section 4.2(e) hereof). It is agreed and understood that the Prepayment Compensation shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from the Agent's exercise of its rights upon Borrower's default and acceleration of the maturity date of the Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder, under the Deed of Trust or under any of the other Loan Documents. Notwithstanding the previous sentence, however, if the Agent elects to apply condemnation proceeds or casualty proceeds as a full or partial prepayment of the outstanding principal amount of the Note, such application shall be without payment of any Prepayment Compensation, unless, however, an Event of Default has occurred and is continuing, in which event the Prepayment Compensation shall be due and payable based upon the amount of the prepayment.

     (d) The Borrower shall compensate each Bank, upon such Bank's written request to the Agent and the Agent's delivery thereof to the Borrower (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses, and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Commitment to the extent not recovered by such Bank in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Bank may sustain if any prepayment occurs on a date which is not the Maturity Date or the last day of an Interest Period. With respect to losses, expenses and liabilities which a Lender may sustain as described in this Section 4.2(d) relating to any period in which the Commitment is in effect, the provisions of this Section 4.2(d) shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

     (e)  Borrower acknowledges and agrees that the sums payable pursuant to
Section 4.2(d) hereof (the "Prepayment Compensation") represent a reasonable and
                            -----------------------
fair estimate of compensation for the loss that the Banks may sustain from the prepayment of the Note or any portion of the Loan on a date other than the Maturity Date or the last day of an Interest Period. Borrower acknowledges and agrees that it has no right to prepay the Note without paying the Prepayment Compensation except as specifically provided hereinafter and Borrower specifically acknowledges and agrees that it shall be liable for the Prepayment Consideration upon any acceleration of the Note in accordance with its terms at any time, in addition to the principal amount and all outstanding interest, fees, penalties and other sums due hereunder, under the Deed of Trust or under any of the other Loan Documents.

     4.3  Interest Rates and Payment Dates.  (a) If the Loan is a Eurodollar
          --------------------------------
Loan, the Loan shall bear interest for each Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Adjusted LIBOR Rate determined for such Interest Period plus the Applicable Margin. If the Loan is a Floating Rate Loan, the Loan shall bear interest for each Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate determined for such Interest Period plus the Applicable Margin.

     (b) Notwithstanding the foregoing, if any Event of Default occurs, then, while such Event of Default continues, the Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus 6.00% (the "Default Rate").
                                                            ------------

     (c) Interest on the Loan shall be payable in arrears on each Interest Payment Date, except that interest which is accruing at the Default Rate shall be payable on demand of the Agent.

     4.4  Computation of Interest and Fees.  Interest and fees shall be
          --------------------------------
calculated on the basis of the actual number of days elapsed over a 360-day year. The Agent shall as soon as practicable notify Borrower and the Banks of each determination of the Eurodollar Rate.

     4.5  Commitment Fee.   On the Closing Date, Borrower shall pay to the
          --------------
Agent its upfront commitment fee, and such other fees as provided in the separate fee letter agreement between Borrower and the Agent dated as of the date hereof.

     4.6  Yield Protection.
          ----------------

     (a)  Events Relating to Loans.
          ------------------------

     (i)    Interbank Market Conditions or Regulatory Changes.  Notwithstanding
            -------------------------------------------------
anything in this Agreement to the contrary, if (A) by reason of changes affecting the Interbank Market generally, adequate and fair means do not exist for ascertaining the LIBOR Rate or the continuation of Eurodollar Loans has been made impracticable by the occurrence of a contingency which materially and adversely affects the Interbank Market, or (B) any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loans or to match Eurocurrency Liabilities thereto (which Bank shall deliver prompt notice thereof to the Agent and Borrower), then, at Borrower's option set forth in a notice to the Agent, either (1) Borrower shall request that the outstanding Eurodollar Loans be converted into Loans bearing interest at an alternate rate of interest offered by the Banks to Borrower (the Banks shall use their best efforts to provide Borrower with a rate of interest commensurate with loans and borrowers of a similar type), or (2) Borrower shall promptly prepay in full all outstanding Eurodollar Loans, with accrued interest thereon and all other amounts payable by Borrower hereunder and upon such prepayment the Banks' obligation to make or maintain Eurodollar Loans shall terminate.

     (ii)   Increased Costs.  If, as a result of any Regulatory Change,
            ---------------

            (A) the basis of taxation of payments to any Bank of the principal of or interest on the Loan, or any other amounts payable under this Agreement in respect thereof (other than Taxes imposed on the overall net income of any Bank and Indemnifiable Taxes and Other Taxes which are covered by the indemnification provisions set forth in Section 4.10) is changed; or

            (B) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Bank are imposed, modified or deemed applicable with respect to the Loan; or

            (C) any other condition affecting the Loan or any Bank's Commitment is imposed on such Bank;

and such Bank reasonably determines that, solely by reason thereof, the cost to such Bank of making or maintaining the Loan is increased by an amount deemed by such Bank to be material, or any amount receivable by such Bank hereunder in respect of the Loans is reduced by an amount deemed by such Bank to be material (such increases in cost and reductions in amounts receivable being "Increased Costs"), then Borrower
                                            ---------------
shall pay to such Bank, on the later of the date on which any such Increased Cost is due by such Bank or a date within ten Business Days after demand by such Bank therefor, such additional amounts as such Bank reasonably determines will compensate such Bank for such Increased Costs (such demand to be accompanied by a certificate setting forth the basis for the calculation thereof). Upon the request of Borrower, after notification by any Bank of a Regulatory Change that may result in any Increased Cost or a demand for compensation by such Bank pursuant to this Section 4.6(a)(ii), such Bank shall use reasonable efforts to reduce or eliminate the Increased Costs by transferring any Loan or any depository account giving rise to such Increased Costs to another branch of such Bank, provided, that such transfer will not have an adverse effect on such Bank
      --------
or its Rights hereunder or under the Note. Except to the extent required by any Regulatory Change, no Bank shall discriminate against Borrower in charging Borrower for Increased Costs pursuant to this Section 4.6(a)(ii).

     (iii)  Capital Adequacy.  If the adoption of or any change in the substance
            ----------------
or interpretation of any Law generally applicable to banking institutions including the Banks, or the compliance by any Bank with any guideline or request from any central bank or other Tribunal (whether or not having the force of Law), affects or would affect the amount of capital required or expected to be maintained by such Bank as a consequence of such Bank's obligations hereunder, and such Bank reasonably determines that the amount of such capital, based upon the existence of its Commitments or its portion of the Loan, would have to be increased, then Borrower shall pay to such Bank, upon demand from time to time (each such demand to be accompanied by a certificate setting forth the basis for the calculation thereof), additional amounts sufficient to compensate such Bank for the necessity of such increase to the extent that such Bank reasonably determines that such necessity is allocable to the existence of its Commitments or its portion of the Loan.

     (b)  Indemnity.  Without prejudice to any other provision of this Section
          ---------
4.6, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may actually sustain or incur as reasonably determined by such Bank as a result (before or after an Event of Default) of (i) any payment or prepayment of principal of, or any conversion of, the Loan, on any date other than the last day of the Interest Period applicable thereto, (ii) any failure by Borrower to convert or continue the Loan after irrevocable notice of such conversion or continuation has been given pursuant to Section 4.1, or (iii) any default in payment or prepayment of the principal amount of the Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, notice of prepayment pursuant to Section 4.2 or otherwise); provided, however, that each Bank will
                                       --------  -------
use its reasonable efforts to mitigate to the greatest extent possible such losses and expenses by investing any funds so paid, prepaid or redeposited, or not so converted, continued or withdrawn by Borrower, in a manner so as to reduce the amount of any such loss or expense and, provided, further, that any
                                                   --------  -------
funding loss of any Bank for which Borrower is required to indemnify such Bank hereunder shall be deemed to equal, in the case of a Eurodollar Loan, the difference between (x) such Bank's cost of obtaining the funds for the Loan being paid, prepaid or not converted or continued, or the proceeds so redeposited (assumed to be the Adjusted LIBOR Rate applicable thereto), for the period from the date of such payment, prepayment, redeposit or failure to convert or continue, as the case may be, until the end of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period for the Loan that would have commenced on the date of such failure) minus (y) the amount of
                                                  -----
interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, redeposited or not converted or continued, in the Interbank Market for a period comparable to the period from the date of such payment, prepayment, redeposit or failure to convert, continue or withdraw, as the case may be, until the end of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure), which amount of interest shall be calculated by interpolation from the relevant LIBOR Rates then prevailing in the Interbank Market. If Borrower shall give notice of prepayment pursuant to Section 4.2 but shall fail to prepay the Loan in accordance with such notice as provided in Section 4.2, or if Borrower shall give notice of a rate election pursuant to Section 4.1 but shall fail to withdraw, convert or continue in accordance with such notice as provided in
Section 4.1, Borrower shall indemnify each Bank for the actual losses incurred by such Bank as a result of such failure to prepay, withdraw, convert or continue, as determined by such Bank. Each Bank claiming compensation pursuant to this paragraph (b) shall make a written demand to Borrower therefor (such demand to be accompanied by a certificate setting forth the basis for the calculation thereof), and Borrower shall pay such amount to such Bank within ten
(10) Business Days after such demand.

     (c)  Conclusive Determination.  Provided that notice shall have been given
          ------------------------
to Borrower of the reasons and basis therefor (including evidence in reasonable detail documenting the applicability of this Section and the respective Bank's calculations in connection therewith), determinations by any Bank for purposes of this Section 4.6 shall be conclusive and binding absent manifest error.

     4.7  Pro Rata Treatment and Payments  .  (a) Each payment (including each
          -------------------------------
prepayment) by Borrower on account of principal of and interest on the Loans (other than as set forth in Sections 4.6(a)(ii), 4.6(a)(iii) and 4.6(b)) shall, except as may otherwise be provided pursuant to any Assignment and Acceptance Agreement, be made pro rata according to the respective Commitment Percentages
                   --- ----
by each Bank. All payments (including prepayments) to be made by Borrower on account of principal and interest on the Loan shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks at the Agent's New York Office, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

     (b) If any payment hereunder (other than payments of a Eurodollar Loan) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest shall accrue and be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     4.8   Legal Details.  All documents executed or submitted pursuant hereto
           -------------
by Borrower shall be reasonably satisfactory in form and substance to the Agent and Special Counsel. All legal matters incident to the transactions contemplated by this Agreement (including without limitation matters arising from time to time as a result of changes occurring with respect to any Laws) shall be reasonably satisfactory to the Banks.

     4.9   Method and Place of Payment.  Except as otherwise specifically
           ---------------------------
provided herein, all payments under this Agreement and the Note shall be made to the Agent (for the account of the Agent or the Banks, as the case may be) not later than 12:00 noon, New York City time, on the date when due and shall be made in Dollars and in immediately available funds, or by New York Clearing House Interbank Payment System transfer, at the New York Office. The Agent shall promptly remit in Dollars and in immediately available funds to each Bank its pro rata share of such payments received by the Agent. Any payment under
    --- ----
this Agreement and the Note made later than 12:00 noon, New York City time, shall be deemed to have been made on the next succeeding Business Day.

     Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall accrue on such principal at the applicable rate during such extension and be payable on the extended due date.

     4.10  Taxes.  (a)  Any and all payments by Borrower to the Agent or the
           -----
Banks hereunder or under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future Taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, Taxes that would
         ---------
not be imposed but for a connection between such Bank or the Agent (as the case may be) and the jurisdiction imposing such Tax, other than a connection arising solely by virtue of the activities of such Bank or the Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Bank and the Agent, any United States withholding Taxes payable with respect to payments hereunder or under the other Loan Documents under Laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Bank or the Agent, as the case may be, but not excluding any United States withholding Taxes payable solely as a result of any change in such Laws occurring after the

Initial Date (all such non-excluded Taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Indemnifiable
                                                               -------------
Taxes"). For purposes of this Section 4.10, the term "Initial Date" shall mean
-----                                                 ------- ----
(i) in the case of the Agent or any Bank, the date on which such Person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Bank or to a new Eurodollar Lending Office, the date of such assignment. If any Indemnifiable Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Bank or the Agent (i) the sum payable by Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.10) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Bank or the Agent not organized under the laws of the United States of America or a state thereof if such Bank or the Agent fails to comply with the requirements of paragraphs (f) and (g) of this Section 4.10.

     (b) In addition, Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes, deed of trust recording or intangible Taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                 -----------

     (c) Borrower will indemnify each Bank and the Agent for the full amount of Indemnifiable Taxes and Other Taxes (including any Indemnifiable Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within ten (10) Business Days after the date any Bank or the Agent, as the case may be, makes written demand therefor. If a Bank or the Agent shall become aware that it is entitled to receive a refund or is reasonably requested by Borrower to pursue a claim for a refund in respect of Indemnifiable Taxes or Other Taxes, it shall promptly notify Borrower of the availability of such refund (unless instructed to pursue a claim by Borrower) and shall, within thirty (30) days after receipt of a request by Borrower, pursue or timely claim such refund at Borrower's expense. If any Bank or the Agent receives a refund in respect of any Indemnifiable Taxes or Other Taxes for which such Bank or the Agent has received payment from Borrower hereunder, it shall promptly notify Borrower of such refund and shall, within 30 days after receipt of a request by Borrower (or promptly upon receipt, if Borrower has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to Borrower, provided that Borrower, upon the request of such Bank or the Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Bank or the Agent in the event the Bank or the Agent is required to repay such refund.

     (d) Within thirty (30) days after the date of any payment of Indemnifiable Taxes or Other Taxes withheld by Borrower in respect of any payment to any Bank or the Agent, Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 4.10 shall survive the payment in full of the Obligations.

     (f) Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that not later than ten (10) Business Days prior to the first Interest Payment Date following the Initial Date in respect of such Bank, it will deliver to Borrower and the Agent two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Note payable to it without deduction or withholding of any United States federal income Taxes and backup withholding Taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Bank that is not a "bank" within the meaning of Section 881 (c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), United States Internal Revenue Service
                               ----
Form W-8 or successor applicable form and a statement from such Bank certifying to the fact that interest payable to it hereunder (A) will not be described in
Section 871(h)(3)(A) or Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Bank. Each Bank required to deliver to Borrower and the Agent a Form 1001, 4224 or W-8 pursuant to the preceding sentence further undertakes to deliver to Borrower and the Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by Borrower and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by Borrower, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to Borrower or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income Taxes and backup withholding Taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Bank advises Borrower that it is unable lawfully to provide such forms and other certifications and notifies Borrower to such effect. Unless Borrower and the Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Note to or for a Bank not incorporated under the laws of the United States or a state thereof are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, Borrower or the Agent shall withhold such Taxes from such payments at the applicable statutory rate.

     (g)  Any Bank claiming any additional amounts payable pursuant to this
Section 4.10 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Borrower to change the jurisdiction of its applicable Eurodollar Lending Office or Domestic Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

     4.11  Booking Loans.  Each Bank may, upon prior written notice to Borrower,
           -------------
make, carry or transfer the Loan or any portion thereof at, to or for the account of any Eurodollar Lending Office of such Bank, so long as (a) such making, carrying or transfer does not have a material adverse effect on Borrower or its indemnification obligations hereunder or (b) any Increased Cost resulting from the change of the Eurodollar Lending Office is borne by the applicable Bank.

     4.12  Sharing of Setoffs.  Each Bank agrees that if it shall, through the
           ------------------
exercise of a right of banker's lien, setoff or counterclaim against Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loan as a result of which its unpaid pro rata share of the
                                                    --- ----
outstanding principal balance of the Loan shall be less than its Commitment Percentage, such Bank shall be deemed simultaneously to have purchased from the other Banks at face value, and shall promptly pay to the other Banks the purchase price for, a participation in the Loan of such other Bank, so that the aggregate unpaid principal amount of the Loan and participations in the Loan held by each Bank shall be in the same proportion as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if
                                                      --------  -------
any such purchase or purchases or adjustments shall be made pursuant to this
Section 4.12 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest (unless the Bank from which such payment is recovered is required to pay interest thereon, in which case each Bank returning funds to such Bank shall pay its pro rata share of such interest). Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Borrower to such Bank by reason thereof as fully as if such Bank had made a Loan directly to Borrower in the amount of such participation.

     4.13  Interest Rate Protection.  At Borrower's request, and at Borrower's
           ------------------------
sole expense, the Agent, or such other financial institution as is designated by Borrower and is satisfactory to the Agent, will enter into one or more interest rate protection agreements with Borrower having the effect of fixing Borrower's cost of borrowing all or a portion of the Loans hereunder, which agreements shall be in such form and have such terms as may be usual and customary for the Agent and consistent with the Agent's then-existing requirements. Borrower will be responsible for and shall indemnify the Agent against all breakage costs, if any, which result from Borrower's early termination of any such interest rate protection agreements. All liabilities of Borrower to the Agent under and in respect of any such interest rate protection agreements with the Agent, including all obligations of Borrower under Section 4.6, shall be fully secured by the Deed of Trust in all respects acceptable to the Agent in its sole discretion.


                                   ARTICLE 5

                             CONDITIONS PRECEDENT

     5.1  Closing Conditions.  The obligation of the Banks to make the Loan is
          ------------------
subject to satisfaction (or waiver by the Agent) on the Closing Date of the following conditions:

     (a)  Officer's Certificate.  The Agent shall have received a certificate,
          ---------------------
executed by an Authorized Officer of Borrower, dated as of the Closing Date, certifying (i) that at the time of and immediately after giving effect to the borrowing to be made hereunder on the Closing Date, no Default or Event of Default has occurred and is continuing, (ii) that all the representations and warranties contained in Article 8 hereof are true and correct in all material respects on and as of such date, and (iii) that Borrower has complied with all covenants and conditions required to be complied with by it hereunder by such date.

     (b)  Partnership Proceedings.  The Agent shall have received a copy of (i)
          -----------------------
the resolutions of the Board of Directors of the General Partner confirming that the General Partner is authorized under the Partnership Agreement to take all actions on behalf of Borrower contemplated by this Agreement and authorizing (A) the execution, delivery and performance by Borrower of each of the Loan Documents and the making of the borrowings provided for herein and (B) the granting by Borrower of the Lien provided for in the Deed of Trust, certified by the Secretary or an Assistant Secretary of the General Partner as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the Closing Date and (ii) any other document evidencing partnership action required by the Partnership Agreement to authorize or approve the aforementioned transactions.

     (c)  Incumbency Certificate.  The Agent shall have received a certificate
          ----------------------
signed by the Secretary or an Assistant Secretary of the General Partner, dated as of the Closing Date, which shall certify the names of the officers of the General Partner authorized to sign each Loan Document on behalf of Borrower and each other document, certificate or instrument to be delivered by Borrower pursuant to the Loan Documents, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until it shall receive a further certificate cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

     (d)  Note.  The Agent shall have received a duly executed Note for each
          ----
Bank substantially in the form of Exhibit A, and with all blanks appropriately
                                  ---------
completed.

     (e)  Opinion of Counsel.  The Agent shall have received opinions of counsel
          ------------------
to Borrower in substantially the form of Exhibit B and as to such other matters,
                                         ---------
and otherwise in form and substance, reasonably satisfactory to the Agent and Special Counsel.

     (f)  Fees.  The Agent shall have received the fees referred to in Section
          ----
4.5 and the fees and expenses of Special Counsel through the date hereof shall have been paid as provided in Section 12.4.

     (g)  Partnership Agreement.  The Agent shall have received a copy of the
          ---------------------
Partnership Agreement and of the Certificate of Limited Partnership of Borrower, in each case certified by the Secretary or an Assistant Secretary of the General Partner as being true and complete.

     (h)  Certificate of Incorporation and By-Laws.  The Agent shall have
          ----------------------------------------
received a copy of the Certificate of Incorporation and By-Laws of the General Partner, in each case certified by the Secretary or an Assistant Secretary of the General Partner as being true and complete.

     (i)  Good Standing Certificates.  The Agent shall have received, in form
          --------------------------
and substance satisfactory to it, (a) a certificate from the Secretary of State of Delaware certifying that Borrower is a limited partnership duly formed and in good standing in said state and (b) a certificate from the Secretary of State of Maryland certifying that the General Partner is a corporation duly organized and in good standing in said state.

     (j)  Consents, Licenses and Approvals, etc.  The Agent shall have received
          -------------------------------------
copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability against Borrower, of this Agreement and the other Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

     (k)  Leases.  The Agent shall have received copies of each existing lease
          ------
pertaining to the Property, certified to be true, correct and complete by an Authorized Officer, which Leases shall be consistent with the underwriting assumptions of the Agent.

     (l)  Deed of Trust.  The Agent shall have received from Borrower a fully
          -------------
executed Deed of Trust, together with the following documents in respect of the property and interests to be encumbered by the Deed of Trust, each of which shall be satisfactory in form and substance to the Agent:

               (i) Uniform Commercial Code financing statements covering all furnishings, fixtures, equipment and other personal or other property of Borrower located or to be located on the Property and used in the operation or management thereof, and any other portion of the Property (as defined in the Deed of Trust) the Lien on which may be perfected by the filing of a Uniform Commercial Code financing statement, which financing statements shall be filed promptly hereafter with the appropriate Tribunals;

               (ii) an ALTA Lender's title insurance policy, or a final, marked fully-paid commitment of title insurance (which must have the same force and effect as a title insurance policy), containing such coverages and endorsements as the Agent deems necessary (including without limitation full coverage over mechanic's liens and mortgage or intangible taxes), with all general survey exceptions deleted (and subject to no other exceptions other than those reasonably approved in writing by Agent), on forms of, and issued by, First American Title Insurance Company (the "Title Company"),
                                                             -------------
     insuring the first lien priority of the Deed of Trust and in all other respects reasonably acceptable to Agent;

               (iii)  a certified rent roll with respect to the Property;

               (iv)   [Reserved];

               (v) an ALTA/ACSM as-built survey of the Land (as defined in the Deed of Trust), certified to the Title Company and the Agent;

               (vi)   an assignment of contracts pertaining to the Property;

               (vii) proof that Borrower has delivered to Title Company all sums necessary to pay all mortgage and/or intangible taxes, title and recording fees and other charges relative to the Deed of Trust, it being understood that all such taxes and charges, whenever incurred, due or payable are Borrower's responsibility hereunder;

               (viii) an environmental indemnity agreement pertaining to the Property, executed by Borrower and the General Partner; and

               (ix) such other instruments, documents and certificates as the Agent shall require.

     (m)  Appraisal.  The Agent shall have received a Full-Fledged Appraisal of
          ---------
the Property, satisfactory in form and substance to the Agent, showing the Value of the Property to be not less than $138,462,000.00.

     (n)  Engineer's Report.  The Agent shall have received a copy of a report
          -----------------
of a qualified engineering or other firm satisfactory to the Agent concerning such firm's engineering survey of the Property, and such report shall be satisfactory to the Agent in all respects.

     (o)  Phase I Environmental Audit/Engineering Survey.  The Agent shall have
          ----------------------------------------------
received a copy of a Phase I environmental audit relating to the Property, and such report shall be satisfactory to the Agent in all respects.

     (p)  Insurance.  Insurance complying with this Agreement and the Deed of
          ---------
Trust shall be in full force and effect and the Agent shall have received certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     (q)  Subordination, Non-Disturbance and Attornment Agreements; Tenant
          ----------------------------------------------------------------
Estoppels.  The Agent and each existing tenant of the Property whose lease is
---------
not subordinate to the Deed of Trust, or which subordination is contingent upon the granting of non-disturbance to the tenant, or whose lease does not contain a provision requiring tenant to attorn to the beneficiary of the Deed of Trust in the event of foreclosure thereof, shall have executed a subordination, nondisturbance and attornment agreement; and the Agent shall have received an appropriate estoppel letter from each tenant of the Property. All of such subordination, non-disturbance and attornment agreements and estoppel letters shall be reasonably satisfactory in form and substance to the Agent.

     (r)  Ground Lease.  The Agent shall have received a true and correct copy
          ------------
of the Ground Lease, together with an estoppel certificate executed and delivered by the lessor under the Ground Lease, which Ground Lease and estoppel certificate shall be satisfactory to the Agent.

     (s)  Operating Statements.  The Agent shall have received annual operating
          --------------------
statements for each Individual Property for calendar years 1996, 1997 and 1998, to the extent such Individual Property was owned by Borrower during such years, and quarterly operating statements for calendar year 1999, which shall be in form satisfactory to the Agent and in substance consistent with the underwriting assumptions of the Agent.

     (t) Further Documents. The Agent shall have received (or shall have waived the requirement of delivery), in form and substance reasonably satisfactory to it, (i) each item listed on the Closing Checklist and (ii) such other documents, information and certificates as the Agent shall reasonably require.

                                   ARTICLE 6

                             AFFIRMATIVE COVENANTS

     From the date hereof until payment in full of the Obligations and termination of this Agreement, Borrower shall:

     6.1  General.
          -------

     (a)  Compliance with Laws.
          --------------------

          (i)    Comply in all respects with all applicable Laws.

          (ii) Take whatever steps are reasonably necessary to procure and maintain valid and accurate certificates of occupancy for the Property, and keep and maintain the Property in good condition and repair (subject to ordinary wear and tear) in record compliance with all applicable rules and regulations, except to the extent non-compliance would not have a Material Adverse Effect on an Individual Property or the Borrower, and further provided that non-compliance would not result in the placing of a Lien on an Individual Property (other than Permitted Encumbrances).

     (b)  Maintenance of Existence; Licenses and Franchises. Except as permitted
          -------------------------------------------------
by Section 7.1 hereof, maintain its existence as a Delaware limited partnership, preserve and maintain all material licenses, privileges, franchises, certificates, authorizations and other permits and agreements necessary for the operation of its business. Borrower's Partnership Agreement may not be materially amended in a manner adverse to the interests of the Agent or the Banks without the Agent's prior consent, which consent shall not be unreasonably withheld or delayed.

     (c)  Maintaining Records; Inspection.  Keep proper books of record and
          -------------------------------
account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities relating to the Property which permit financial statements to be prepared in conformity with GAAP and all applicable Laws; and permit any employees and other representatives of the Agent, upon reasonable notice and during regular business hours, to visit and inspect the Property, to reasonably examine books of account, records, reports and other papers applicable to the Property, and to discuss their affairs, finances and accounts with their officers, employees and Auditors (and by this provision such Auditors are authorized to discuss with the Agent the finances and affairs of Borrower), at such times and as often as may be reasonably requested; provided, however, that all such visits, inspections and examinations
           --------  -------
shall be scheduled so as to cause minimal disruption to the business and operations of Borrower and the Property, and provided, further, that the Agent
                                             --------  -------
and the Banks shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to the Agent's rights under this Section, except (i) as provided in Section 12.16 hereof, or (ii) for necessary disclosure required in litigation proceedings relating to the Loan Documents, or (iii) disclosure compelled by judicial or administrative process or by other requirements of Law.

     6.2  Financial Covenants.
          -------------------

     (a)  Interest Coverage Ratio.  Maintain an Interest Coverage Ratio of not
          -----------------------
less than 1.50 to 1.00 at all times.

     (b)  Debt Service Coverage Ratio.  Maintain a Debt Service Coverage Ratio
          ---------------------------
of not less than 1.25 to 1.00 at all times.

     (c)  Debt Yield Requirement.  Maintain a Debt Yield Calculation of not less
          ----------------------
than 0.13 at all times.

     (d)  Revolving Credit Covenants.  Comply with each and every of the
          --------------------------
covenants set forth in Section 5.8 of the Revolving Credit Agreement, as in effect on the date hereof.

          Compliance with each of the financial covenants set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) shall be calculated on a rolling semi-annual basis.

     6.3  Reporting Requirements.  Maintain a standard system of accounting in
          ----------------------
accordance with GAAP and shall furnish to the Agent:

     (a)  Quarterly Operating Statements.  Quarterly operating statements of
          ------------------------------
each Individual Property, together with a property balance sheet for such quarter, prepared and certified by Borrower in form satisfactory to Agent, detailing the revenues received, the expenses incurred and the Net Operating Income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, and containing a comparison for such quarter with the annual budget delivered pursuant to Section 6.3(e) hereof, within forty-five (45) days after the end of each fiscal quarter;

     (b)  Quarterly Rent Rolls.  Quarterly certified rent rolls certified by
          ---------------------
Borrower, detailing the names of all tenants of the Property, the portion of each Individual Property occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

     (c)  Audited Annual Financial Statements.   Audited annual financial
          ------------------------------------
statements for Borrower and General Partner, prepared by the Auditors, within ninety (90) days after the close of each calendar year;

     (d)  Quarterly Financial Statements.  Quarterly consolidated financial
          -------------------------------
statements of Borrower and General Partner, containing a balance sheet, income statement funds statement, and such other information as is reasonably required by Agent, which statements shall either be audited by the Auditors or certified to be true and correct by an Authorized Officer.

     (e)  Budgets.  An annual operating budget presented on a quarterly basis
          -------
consistent with the quarterly and annual operating statements described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

     (f)  Tax Returns.  Copies of Borrower's federal income tax returns within
          -----------
fifteen (15) Business Days of the date such returns are filed.

     (g)  Miscellaneous.  Such other additional financial or management
          --------------
information concerning Borrower, General Partner or the Property as may, from time to time, be reasonably required by Agent in form and substance satisfactory to Agent.

     (h)  Officer's Certificate.  Each set of financial statements delivered to
          ---------------------
the Agent pursuant to Section 6.3(a) shall be accompanied by a certificate of an Authorized Officer of Borrower (i) certifying that Borrower is in compliance with the Financial Covenants set forth in Section 6.2, and (ii) setting forth calculations, in form and detail reasonably satisfactory to the Agent, demonstrating compliance with such Financial Covenants, and (iii) stating that no Default or Event of Default has occurred and is continuing.

     (i)  Notice of Default.  Within three (3) Business Days after becoming
          -----------------
aware of the happening of any condition or event that constitutes a Default or Event of Default, a written notice to the Agent specifying the details of such Default or Event of Default and the action proposed to be taken with respect thereto.

     (j)  Notice of Litigation.  Within thirty (30) days after becoming aware of
          --------------------
the existence of any Litigation involving Borrower or the Property that could have a Material Adverse Effect, a written notice specifying the nature and status thereof and the action being taken and proposed to be taken with respect thereto.

     (k)  Notice of Environmental Complaints.  Promptly and, in any case, within
          ----------------------------------
ten (10) Business Days after becoming aware thereof, a written notice describing any Environmental Complaint affecting or relating to Borrower or the Property or the ownership, use, operation or occupancy thereof or any business or activity of Borrower or any other Person on or in connection with the Property and any notice from any Person of (i) any violation or alleged violation of any environmental Law relating to any of the foregoing, (ii) the occurrence of any release, spill or discharge of any Pollutant from, under, into or on the Property in a quantity or of a nature that is reportable under any environmental law or (iii) the commencement of any clean-up pursuant to or in accordance with any environmental Law of any Pollutants on or about the Property.

     (l)  Requested Information.  With reasonable promptness, such other data
          ---------------------
and information as from time to time may be reasonably requested by the Agent. The Agent agrees, for itself and its attorneys, that it will maintain as confidential all information relating to Borrower furnished to it by Borrower, and will not disclose such information to any Persons other than the Banks and any participant or prospective participant in the Loans (and, solely in connection with the modification and/or enforcement of any Loan Document, their respective attorneys) unless and until such information is or becomes publicly known other than as a result of disclosure by the Agent, except as such information may be required to be disclosed by the Agent under any Law or by any Tribunal. The Banks and any prospective or actual Loan participants (as to Loan information only) and Borrower shall also be bound by this confidentiality provision

     6.4  Property Covenants.
          ------------------

     (a)  Insurance.  Maintain property damage, third-party liability and other
          ---------
insurance policies with respect to the Property and Borrower`s business in such amounts and against such casualties and contingencies as is required pursuant to the Deed of Trust. Each policy shall be in form, for a term, and issued by an insurer, satisfactory to the Agent, and provide that no cancellation thereof shall be effective against the Agent until at least 30 days after the Agent receives written notice thereof. Borrower shall notify the Agent of all material changes of all policies of insurance promptly after Borrower receives notice of same. At least 15 days prior to the expiration of any policy, Borrower shall furnish the Agent with evidence reasonably satisfactory to the Agent of the renewal or reissuance of a policy continuing insurance in force as required by this Agreement and the other Loan Documents. All policies of property damage insurance shall have attached thereto a standard mortgagee clause in favor of the Agent and the Banks, not subject to contribution or co-insurance, and a lender's loss payable endorsement for the benefit of the Agent. All policies of liability insurance shall name the Agent as an additional insured and shall have a combined single limit of not less than Twenty-Five Million and 00/100 Dollars ($25,000,000) per occurrence.

     (b)  Notices by Tribunal; Fire and Casualty Losses; Etc.  Timely comply
          ---------------------------------------------------
with, and promptly furnish to the Agent, true, correct and complete copies of, any official notice or claim by any Tribunal pertaining to the Property which could have a Material Adverse Effect. Borrower shall promptly notify the Agent of any fire or other casualty to the Property involving (i) a loss in an amount in excess of five percent (5%) of the Value of any Individual Property, or (ii) notice of any taking or eminent domain action or proceeding affecting the Property.

     (c)  Tenant Notices.  Promptly furnish to the Agent true, correct and
          --------------
complete copies of any notice or claim from any tenant of the Property or any creditor of Borrower alleging any material violation of or default by Borrower under any Lease or other material contractual obligation of Borrower relating to the Property.

     (d)  Maintenance of Property.  Maintain or cause to be maintained the
          -----------------------
Property in good repair and safe condition at all times, subject to ordinary wear and tear.

     (e)  Inspection.  Permit the Agent and its representatives, and/or an
          ----------
architect or engineer representing the Agent, upon reasonable prior notice during regular business hours (unless an emergency is reasonably deemed to exist, in which event (i) inspection shall not require notice other than as is commercially practicable under the circumstances, and (ii) Borrower shall use its best efforts to afford access to Lender during other hours, if requested by Lender) to enter upon the Property and inspect the improvements thereon and permit examination of all plans and specifications therefor, provided that all
                                                             ---------
such inspections and examinations shall be scheduled so as to cause minimal disruption to the business and operations of Borrower and the Property.

                                  ARTICLE 7

                              NEGATIVE COVENANTS

     From the date hereof until payment in full of the Obligations and termination of this Agreement:

     7.1  Mergers, Sales of Assets, Etc.  (a) Borrower shall not merge with or
          -----------------------------
into, or consolidate with or into, or sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any portion of any Individual Property (together with the Improvements thereon) to, any Person, except:

          (i) one or more space leases, licenses or other occupancy agreements in the ordinary course of its business (but subject to the provisions of the Deed of Trust); or

          (ii) a transfer or sale of the Property to a Person (A) that is wholly owned by Borrower and (B) that assumes all of the obligations of Borrower under the Loan Documents (subject to the provisions of Article 10).

     (b)  If Borrower desires to sell an Individual Property (each a "Release
                                                                     -------
Parcel"), Borrower shall deliver to the Agent all information in connection with
------
the proposed sale as the Agent may require. The Agent and the Banks agree to consider in good faith any request by Borrower to permit a sale of a Release Parcel and to accept substitute collateral therefor of equal or greater value than the Release Parcel. It is explicitly understood, however, that any agreement to release a Release Parcel and accept either substitute collateral therefor or a prepayment of the outstanding principal balance of the Loan shall be in the sole discretion, and require the unanimous approval, of the Banks.

     7.2  Limitation on Liens.  Borrower shall not create, assume or permit to
          -------------------
exist any Lien upon the Property other than Permitted Encumbrances.

     7.3  No Change in Fiscal Year.  Borrower shall not change its fiscal
          ------------------------
year.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to enter into this Agreement and to make the Loan provided hereunder, Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan:

     8.1  Organization and Qualification.  Borrower is duly organized, validly
          ------------------------------
existing and in good standing as a limited partnership under the Laws of the State of Delaware, and is duly qualified or licensed and in good standing in California and in each other state in which the nature of its business or location of its property is such as to require qualification or licensing, except where the failure to obtain such qualification or licensing in such other state would not have a Material Adverse Effect on the Borrower. The General Partner is duly organized, validly existing and in good standing as a corporation under the Laws of the State of Maryland and is duly qualified or licensed and in good standing in California and in each other state in which the nature of its business or location of its property is such as to require qualification or licensing, except where the failure to obtain such qualification or licensing in such other state would not have a Material Adverse Effect on the Borrower or the General Partner.

     8.2  Power and Authority.  Borrower has the partnership power, authority
          -------------------
and legal right to (a) own and operate the Property and to carry on its business and (b) execute, deliver and perform its obligations under each of the Loan Documents and to borrow hereunder.

     8.3  Authorization.  Borrower has taken all necessary partnership action
          -------------
to authorize the execution and delivery of, and the performance of its obligations under, the Loan Documents and the borrowing provided for hereunder. General Partner has taken all necessary corporate action to authorize the execution and delivery of the Loan Documents on behalf of, and as the general partner of Borrower.

     8.4  No Conflicts.  Borrower is not party to or otherwise subject to any
          ------------
contract or agreement which restricts or otherwise affects its right or ability to execute, deliver and perform its obligations under the Loan Documents or to borrow hereunder. Neither the execution and delivery of the Loan Documents, nor compliance therewith, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon the Property under, or require any consent, approval or other action by, notice to or filing with any Tribunal pursuant to, the Partnership Agreement, any award of any arbitrator or any judgment, order or decree of any Tribunal, or any material agreement, mortgage, deed of trust, lease agreement, promissory note, credit agreement or other instrument to which Borrower is a party or by which it or the Property may be bound, subject or affected.

     8.5   Enforceable Obligations.  This Agreement and the other Loan Documents
           -----------------------
are, or when executed and delivered will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with their respective terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other Laws or principles of equity affecting the enforcement of creditors' rights generally).

     8.6   Governmental Approvals.  No order, consent, license, authorization
           ----------------------
or approval of or exemption or other action by, and no notice to or filing with, any Tribunal is required for the due execution, delivery and performance by Borrower of this Agreement and the other Loan Documents.

     8.7   Taxes.  Borrower has filed all federal, state and other income Tax
           -----
returns which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other material Taxes to the extent that they have become due (subject to properly filed extensions thereof ). All Tax liabilities of Borrower are adequately provided for on its books, including interest and penalties. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified Borrower of any deficiency of a material nature in any of its federal, state and other income Tax returns.

     8.8   Margin Stock, Etc.  Borrower is not engaged principally, or as one
           -----------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Securities or Margin Stock. Borrower is not
(a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,
(b) a "holding company" or a subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(c) subject to any other Law that purports to restrict its ability to borrow money.

     8.9   Possession of Franchises, Licenses, Etc.  Borrower possesses all
           ---------------------------------------
franchises, certificates, licenses, permits and other authorizations from Tribunals that are necessary for the ownership, maintenance and operation of the Property, and is not in violation thereof.

     8.10  Disclosure.  (a) Neither this Agreement nor any other document,
           ----------
certificate or statement furnished to the Agent or any Bank by or on behalf of Borrower, its General Partner, its principals, officers and/or employees (collectively "Borrower Parties") in connection herewith or in connection with
               ----------------
the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact known to Borrower which is necessary in order to make the statements contained herein and therein not misleading.

     (b) To the best of Borrower's knowledge, no document, certificate or statement furnished to the Agent or any Bank by a Person other than Borrower Parties in connection herewith or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact known to Borrower which is necessary in order to make the statements contained herein and therein not misleading.

     8.11  Employee Matters.  Borrower participates in no Plans, collective
           ----------------
bargaining agreement or similar agreement or any employee benefit plan, except as disclosed in Schedule 8.11 attached hereto.

     8.12  Certain Fees.  No broker's, finder's or other fee or commission was
           ------------
or will be payable with respect to the making of the Commitment or Loan hereunder.

     8.13  Litigation.  There is no Litigation against or affecting Borrower,
           ----------
the Property or Borrower's interest in the Property, at law or in equity, before or by any Tribunal which would have a Material Adverse Effect on Borrower, the Property or Borrower's interest in the Property. Borrower is not operating under or subject to any order, writ, injunction, decree or demand of any Tribunal the non-compliance with which could have a Material Adverse Effect.

     8.14  Real Property.
           -------------

     (a)   Ownership.  Borrower is (and covenants that at all times after the
           ---------
date hereof Borrower will be), the actual, record and beneficial owner and holder of the fee estate in the Fee Land (as defined in the Deed of Trust) and the leasehold estate in the Leased Land (as defined in the Deed of Trust) demised pursuant to the Ground Lease, subject to no Liens except for Permitted Encumbrances.

     (b)  Eminent Domain.  There exists no actual or, to the best knowledge of
          --------------
Borrower, proposed or threatened exercise of the power of eminent domain or other taking by any governmental or quasi-governmental body or agency of all or any portion of the Property or any interest therein.

     (c)  Casualty.  No part of the Property has been damaged or destroyed by
          --------
fire or other casualty that has not been restored prior to the date hereof.

     (d)  Pollutants.  Except as disclosed to the Agent and each of the Banks in
          ----------
writing in the environmental reports described in Exhibit C attached hereto, the Property has never been used by Borrower nor, to the knowledge of Borrower, by any previous owners and/or operators, to generate, store, treat or dispose of any Pollutants and, to the best knowledge of Borrower, no lessee and no owner has used in the past, and none of the aforementioned parties intends to use, or permit to be used, in the future, the Property, or any portion thereof, for the purpose of generating, storing, treating or disposing of any Pollutant, except as required in the normal operations of its business and not in any manner which would violate any environmental Law. Borrower has not allowed, and to the actual knowledge of Borrower, no lessee or prior owner has allowed, any Pollutant to spill, leak, escape, be discharged, dumped, emptied or otherwise disposed of, incorporated into or dealt with on the Property or allowed to be discharged or drained into or on any property adjacent to the Property. The Property is (i) not included or proposed to be included on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), by the United States
                                             ------
Department of Environmental Protection Agency (the "EPA") or on the inventory of
                                                    ---
other potential "problem" sites issued by the EPA or (ii) to the best of Borrower's knowledge, otherwise identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any state environmental statute or issued by any other Tribunal. Borrower has not received any notice of, nor does Borrower have any actual knowledge of, any occurrence or circumstance which with notice or passage of time or both would reasonably be expected to give rise to an Environmental Complaint.

     (e)  Violations.  Borrower has not received any notices of any violations,
          ----------
nor does Borrower otherwise have actual knowledge of any violations, of (i) any Law applicable to the Property or (ii) the Partnership Agreement or any other agreement or instrument to which Borrower is a party or by which the Property is bound, the effect of which in either case would reasonably be likely to be a Material Adverse Change.

     (f)   Default.  Except as disclosed in Schedule 8.14 hereto, no declared
           -------
defaults by any party have occurred and are continuing under any lease or sublease of any portion of the Property.

     (g)   Insurance.  Borrower and the Property are fully insured with the
           ---------
coverages required by Section 6.4(a) and the Deed of Trust.

     8.15  Deed of Trust.  The Deed of Trust is effective (i) to grant to the
           -------------
Agent and the Banks a legal, valid and enforceable Lien on all right, title and interest of Borrower in the Property and fixtures thereon and (ii) to create in favor of the Banks and the Agent a legal, valid and enforceable security interest in the Personal Property (as defined and described therein). When the Deed of Trust is duly recorded in the Official Records of San Diego County, California and when the fixture filings are made in such Office and all recording fees and taxes (if any) in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recordings of real estate deeds of trust generally, the Deed of Trust will constitute a fully perfected first Lien on and security interest in such encumbered real property and fixtures, subject only to the Permitted Encumbrances. When financing statements have been filed in the offices of the Secretary of State of California and of the Official Records of San Diego County, California, the Deed of Trust will constitute a fully perfected first priority Lien on and security interest in the Personal Property (except for Permitted Encumbrances).

     8.16  Construction Performed.  All construction hereafter performed on the
           ----------------------
Property shall comply with all applicable Laws and shall not result in any mechanics, materialmen's or other liens being placed against the Property for more than thirty (30) days after Borrower receives notice thereof, except for those that are within such thirty (30) day period fully bonded and insured over by the Title Company in a manner that is in all respects acceptable to the Agent; all improvements located on the Property will be constructed within the perimeter of the Property; to the best of Borrower's knowledge, there are no structural defects in the existing improvements located on the Property; no violation of any applicable Law exists with respect thereto and the anticipated use thereof complies with all applicable Laws and restrictive covenants affecting the Property and all requirements for such use have been satisfied to the extent possible as of the Closing Date.

     8.17  Use of Proceeds: Margin Regulations.  All proceeds of the Loan shall
           -----------------------------------
be used by Borrower solely for the purposes specified in Section 2.4. No part of the proceeds of the Loan shall be used by Borrower to purchase or carry any Margin Security or Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Security or Margin Stock. Neither the making of the Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     8.18  Subsidiaries.  As of the date hereof, Borrower has no Subsidiaries
           ------------
other than Kilroy Services, Inc., a Maryland corporation.

     8.19  Building Compliance.   No zoning, building or environmental claims or
           -------------------
actions are pending or, to Borrower's knowledge, threatened against Borrower (with respect to the Property) or the Property. The Property (including the improvements located thereon (the "Improvements")) and the use and occupancy
                                   ------------
thereof, complies with all applicable Laws, including, without limitation all zoning, building and environmental laws.

     8.20  Annual Budget.  The preliminary budget delivered at Closing and the
           -------------
annual budget most recently delivered pursuant to Section 6.3(e) is complete and correct in all material respects and represents Borrower's good faith expectation of all costs, expenses and fees, and Borrower's then current leasing projections, related to the Property for the fiscal year covered thereby.

     8.21  Ground Lease.  As of the date hereof: (i) the Ground Lease has not
           ------------
been further modified or amended, and is in full force and effect, (ii) Borrower is the owner and holder of the lessee's interest in and to the Ground Lease,
(iii) neither Borrower nor, to the best of Borrower's knowledge, the lessor under the Ground Lease, is in default under the Ground Lease, nor does any state of fact exist which with the passage of time or the giving of notice, or both, could constitute a default under the Ground Lease, (iv) Borrower is in possession of the Leased Land and is fully obligated to pay and is paying the rent and other charges due under the Ground Lease and is fully obligated to perform and is performing all of the other obligations of the tenant under the Ground Lease, (v) the termination date of the current term of the Ground Lease is October 31, 2043, (vi) the base rent being paid under the Ground Lease is $14,246.00 per month ($170,952.00 per annum), (vii) all rents due and payable pursuant to the Ground Lease have been paid in full, and no such rents have been paid more than one month in advance of the due date thereof, and (viii) there are no offsets or defenses to any portion of the rents payable pursuant to the Ground Lease.

     8.22  Year 2000 Representations and Covenants.  Borrower represents and
           ---------------------------------------
warrants that it has reviewed its operations with a view to assessing whether its businesses will be vulnerable to a Year 2000 Problem (hereafter defined) or will be vulnerable to the effects of a Year 2000 Problem suffered by any of Borrower's major commercial counter-parties. Borrower shall take all actions reasonably necessary, and commit adequate resources to reasonably assure, that its computer-based and other systems necessary for Borrower to carry on its business in all material respects as presently conducted and as contemplated to be conducted in the future are able (or will be able) to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of the Agent, Borrower shall provide the Agent with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Agent as to the capability of the Borrower to conduct its businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect. As used herein, the term "Year 2000 Problem" means any significant risk that computer hardware,
      -----------------
software or equipment containing embedded microchips essential to the business or operations of Borrower will not, in the case of dates or time periods occurring after December 31, 1999, function substantially as effectively and reliably as in the case of dates or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.


                                   ARTICLE 9

                          EVENTS OF DEFAULT; REMEDIES

     9.1  Events of Default.  Any one or more of the following events shall be
          -----------------
an "Event of Default" hereunder (which shall include by definition the
    ----------------
expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

     (a) Borrower shall fail to pay principal, interest, fees or other amounts payable with respect to the Obligations within three (3) Business Days after the date any such payment is due, or Borrower shall fail to pay the entire principal balance and all other sums due hereunder or under the Loan Documents on the Maturity Date; or

     (b) Any representation or warranty made by Borrower in this Agreement or in any certificate or other document furnished by Borrower in connection with or pursuant to this Agreement shall be incorrect in any material respect on the date as of which made or deemed made; or

     (c) Borrower shall default in the performance or observance of any agreement, term, covenant or condition contained in any Loan Document, other than any default described in the other paragraphs of this Section 9.1, which default shall continue for more than fifteen (15) days after Borrower receives notice of such default, unless such default is capable of being cured but cannot be cured within such fifteen (15) day period and Borrower is diligently proceeding, to the satisfaction of the Agent, to cure such default; or

     (d) Borrower shall fail to be in compliance with any of the covenants set forth in Section 6.2 hereof; or

     (e) Borrower shall default in the performance or observance of any agreement, term, covenant or condition beyond any applicable cure period contained in the Deed of Trust or any other agreement or instrument evidencing a deed of trust or security interest in favor of the Agent and the Banks in respect of the Property; or

     (f) Borrower shall default (beyond any applicable grace period) in the payment of any amount of any Indebtedness (other than the Obligations) with an outstanding principal amount in excess of $2,500,000 in the aggregate, or shall default (beyond any applicable grace period) in the performance of any agreement under which such Indebtedness is created or evidenced, if the effect of such default is to cause, or to permit the holder (or a trustee on behalf of such holder) of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or

     (g) Any of the following shall occur: (i) Borrower or the General Partner shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) Borrower or the General Partner shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, conservatorship, moratorium, dissolution, liquidation or similar debtor relief Laws of any jurisdiction, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against Borrower or the General Partner and the same is not dismissed or otherwise discharged within sixty (60) days, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment or decree shall be entered in any proceedings against Borrower or the General Partner decreeing its dissolution; or (v) any final order, judgment or decree shall be entered in any proceedings against Borrower decreeing a split-up of Borrower or the General Partner which requires the divestiture of a substantial part of its assets; or

     (h) Final judgment(s) on the merits (not affecting or docketed against the Property) for the payment of Ten Million and 00/100 Dollars ($10,000,000.00) or more in the aggregate shall be outstanding against Borrower, and such judgment(s) shall remain unstayed or unbonded and in effect and unpaid for more than thirty (30) days, unless a reputable insurance company has acknowledged coverage of 75% or more of the amount of such judgment in a manner satisfactory to the Agent; or

     (i) Any Loan Document or material provision thereof shall, for any reason, not be valid and binding on Borrower or in full force and effect, or shall be declared to be null and void; or the validity or enforceability of any Loan Document shall be contested by Borrower; or Borrower shall deny that it has any or further liability or obligation under any Loan Document; or the Deed of Trust shall not constitute, or shall cease to constitute, a valid, perfected first priority (except for Permitted Encumbrances) Lien on the Property and the other Collateral described therein; or

     (j) Any easement (other than any Permitted Encumbrance) over, across, under or otherwise affecting the Property or any portion thereof shall be granted or released without the

Agent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or

     (k) Borrower shall fail to maintain insurance in accordance with the terms of Section 6.4 or the Deed of Trust; or

     (l)  The Agent shall not be afforded the inspection rights provided in
Section 6.1(c) and Section 6.4(e); or

     (m) An Event of Default under and as defined in the Revolving Credit Agreement, as the same may hereafter be amended, replaced or supplemented from time to time, shall occur and be continuing.

     9.2  Remedies Upon Default.  If an Event of Default specified in Section
          ---------------------
9.1(g) occurs, the aggregate unpaid principal balance of and accrued interest on the Obligations shall thereupon become due and payable concurrently therewith, without any action by the Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any Event of Default occur and be continuing, the Agent may, at its option, do any one or more of the following:

     (a)  Acceleration.  Declare (by written notice to Borrower) the entire
          ------------
unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon such Obligations shall be due and payable, without diligence, presentment, demand, protest, notice of protest or other notice of any kind, all of which are hereby expressly waived.

     (b)  Termination.  Terminate the Commitments by written notice to Borrower.
          -----------

     (c)  Judgment.  Reduce any claim to judgment.
          --------

     (d)  Rights.  Exercise any and all Rights afforded by the Laws or
          ------
principles of equity of the State of California or any other jurisdiction, or by any Loan Documents, or otherwise.

     9.3  Remedies in General.  If any Event of Default shall occur and be
          -------------------
continuing, the Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Documents, or may enforce any other legal or equitable Rights. All Rights conferred upon the Agent shall be cumulative and not exclusive of any other Rights available. No delay or omission to exercise any Right shall impair any such Right or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any Right shall preclude other or further exercise of any Right. Borrower agrees that if an Event of Default shall happen and be continuing, it will pay reasonable attorneys' fees and court costs incurred in collecting the amounts due and in exercising Rights hereunder.

                                  ARTICLE 10

                         LIMITED RECOURSE OBLIGATIONS

     10.1  Limited Recourse.  (a)  Notwithstanding anything in this Agreement or
           ----------------
the other Loan Documents to the contrary, neither Borrower nor any partner, officer or Affiliate of Borrower shall have any personal liability for the payment of any Loan, the performance of any Obligation or liability of Borrower hereunder or under any other Loan Document, or for any deficiency judgment that the Agent or any Bank may obtain after foreclosure on or sale of the Property, and the Agent and the Banks will look solely to the Property as security for the Obligations and will not commence any action or enter any deficiency judgment against Borrower or any partner, officer or Affiliate of Borrower personally; provided, however, that Borrower shall not be exonerated or exculpated from, and
--------  -------
Borrower shall remain personally liable for (i) payment to the Agent and the Banks to the extent provided in Article 15 of the Deed of Trust, and (ii) its obligations and liabilities as set forth in the Environmental Indemnity Agreement and the Guaranty of Payment of Recourse Obligations, each dated the date hereof given by Borrower and General Partner to the Agent.

     (b) The foregoing limitations on personal liability shall not impair the validity of the obligations hereunder and under the other Loan Documents, or the Lien of the Deed of Trust upon the Property, or the right of the Agent and the Banks to foreclose and/or enforce the Lien of, or cause the power of sale to be exercised pursuant to, the Deed of Trust or any other Loan Document.

     (c) Nothing herein shall be deemed to be a waiver of any right which the Agent and the Banks may have under any bankruptcy law of the United States or any state to file a claim for the full amount of the Obligations or to require that all of the Property shall continue to secure all of the Obligations in accordance with this Agreement and the other Loan Documents.


                                  ARTICLE 11

                                   THE AGENT

     11.1  Appointment; Powers and Immunities.  Each Bank hereby irrevocably
           ----------------------------------
appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower to perform any of its obligations hereunder or thereunder;
(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Banks, and then only on terms and conditions satisfactory to the Agent; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as expressly provided herein, the provisions of this Article 11 are solely for the benefit of the Agent and the Banks, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     11.2  Reliance by Agent.  The Agent shall be entitled to rely upon any
           -----------------
certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     11.3  Defaults.  The Agent shall not be deemed to have knowledge of the
           --------
occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loan whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall take such action hereunder with respect to such Default or Event of Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     11.4  Rights of Agent as a Bank.  With respect to the Loans made by it,
           -------------------------
Commerzbank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other

Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Commerzbank in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from Borrower for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     11.5  Indemnification.  Each Bank severally agrees to indemnify the Agent,
           ---------------
to the extent the Agent shall not have been reimbursed by Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be
                                     --------  -------
liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     11.6  CONSEQUENTIAL DAMAGES.  THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE
           ---------------------
TO ANY BANK, BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.7  Payee of Note Treated as Owner.  The Agent may deem and treat the
           ------------------------------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 12.16 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Note issued in exchange therefor or replacement thereof.

     11.8  Nonreliance on Agent and Other Banks.  Each Bank agrees that it has,
           ------------------------------------
independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

     11.9   Failure to Act.  Except for action expressly required of the Agent
            --------------
hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 11.5 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

     11.10  Resignation or Removal of Agent.  Subject to the appointment and
            -------------------------------
acceptance of a successor Agent as provided below, the Agent may, for good cause with the consent of Borrower, which consent will be granted provided that Borrower, in its reasonable discretion, agrees with the cause given, resign at any time by giving notice thereof to the Banks and Borrower. The Banks shall not have the right to remove the Agent under any circumstances. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which is reasonably acceptable to Borrower and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

     11.11  Reliance by Borrower.  (a)  Notwithstanding anything to the contrary
            --------------------
in this Agreement or in any Assignment and Acceptance Agreement, the Banks and the Agent hereby agree that throughout the term of the Loan:

               (i) Borrower may assume conclusively and without the need of any inquiry or investigation on its part that any communication received from, any agreement entered into by, any waiver given by, or any other action taken on the part of, the Agent has been authorized by the Banks and shall bind the Banks, including, without limitation, the execution and delivery of (A) subordination, non-disturbance and attornment agreements with tenants under leases relating to the Property,
     (B) satisfaction of the Loan Documents, and (C) the amendment or modification of any of the Loan Documents; and

               (ii) Borrower may assume that all decisions and actions of the Banks shall be implemented by the Agent.

     (b) Borrower shall have the right without the need of any inquiry or investigation to rely on the appointment of the Agent as agent for all of the Banks for the purposes and with the powers specifically set forth herein and the continuance of that appointment throughout the term of the Loan unless Borrower has received notice pursuant to Section 11.10 of the resignation of the Agent and designation of a replacement Agent.

     (c) The right of Borrower hereunder to rely upon and look to the Agent shall continue during the term of the Loan and no dispute, complaint or claim between any Bank and the Agent shall impair or negate such right of Borrower to rely upon and look exclusively to the Agent as set forth in this Article 11; provided, however, that if and at such time as a replacement Agent or co-Agent
--------  -------
has been duly appointed in the place of the Agent originally named herein (or in the place of any earlier replacement Agent or co-Agent(s) appointed in accordance with the terms hereof), Borrower shall rely on such replacement Agent or co-Agent(s) and shall no longer rely on any prior Agent.

     11.12 Syndication Agent.  Dresdner Bank AG, New York and Grand Cayman
           -----------------
Branches, shall have no obligations hereunder in its capacity as Syndication Agent, but shall, in its capacity as a Bank, have the obligations of a Bank hereunder.


                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1  Notices.  Unless otherwise provided herein, all notices, requests,
           -------
consents and demands shall be in writing and shall be personally delivered, sent by telecopy (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:

     (a)   If to the Agent:

               Commerzbank Aktiengesellschaft
               New York Branch
               2 World Financial Center
               New York, New York  10281-1050
               Telecopier No.:  (212) 266-7565
               Attention:  Mr. David Schwarz, Vice President

           with a copy to:

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Avenue
               New York, New York  10104
               Telecopier No.:  (212) 541-4630
               Attention: Michael B. Levy, Esq.

     (b) If to a Bank, to such Bank at its address or telecopier number set forth on Annex III hereto or in the Assignment and Acceptance Agreement pursuant to which it became a party hereto

     (c)   If to Borrower:

               Kilroy Realty, L.P.
               2250 East Imperial Highway
               El Segundo, California 90245
               Telecopier No.:  (310) 322-5981
               Attention: Mr. Tyler Rose, Treasurer

           with a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California 90071
               Telecopier No.: (213) 891-8763
               Attention: Jennifer Upham Saunders, Esq.

or to such other address as any party may designate by written notice to the other parties. All notices, requests, consents and demands hereunder will be effective when so personally delivered or sent by telecopy, or three days after being so mailed.

     12.2  Survival of Agreements.  All covenants, agreements, representations
           ----------------------
and warranties made or incorporated by reference herein shall survive the execution and delivery of this Agreement and the other Loan Documents. All statements contained in any certificate or instrument delivered by Borrower hereunder shall be deemed to constitute representations and warranties made by Borrower.

     12.3  Parties in Interest.  All covenants and agreements contained in this
           -------------------
Agreement and all other Loan Documents shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     12.4  Expenses.   Borrower shall pay the reasonable out-of-pocket expenses
           --------
of the Agent (including, without limitation, reasonable attorneys' fees and expenses) in connection with the preparation and negotiation of this Agreement and all other Loan Documents, the closing of the Loans, the performance of routine post-closing services rendered to the Agent and post-closing services rendered to the Agent in connection with matters that the parties agree to resolve after the Closing Date, the Agent's administration of the Loan, the release of any security, the consideration, preparation and negotiation of any amendments, consents and waivers relating to any Loan Documents, review of leases or lease renewals and any subordination, non-disturbance and attornment agreements or estoppel letters. Borrower also agrees to pay the reasonable out-of-pocket expenses of the Agent and the Banks (including, without limitation, reasonable attorneys' fees and expenses) in connection with the enforcement of this Agreement or any other Loan Document after the occurrence of an Event of Default.

     12.5  Governing Law; Jurisdiction; Venue; Jury Trial.  (a)  THIS AGREEMENT
           ----------------------------------------------
AND THE LOAN DOCUMENTS, EXCEPT AS OTHERWISE PROVIDED IN SUCH DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES THEREOF. BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) EACH OF BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     (c) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

     12.6  Right of Setoff. If an Event of Default shall have occurred and be
           ---------------
continuing, each Bank is hereby authorized at any time and from time to time, to the extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement, the Note and the other Loan Documents held by such Bank, irrespective of whether such Bank shall have made any demand under this Agreement, the Note or such other Loan Documents and although such obligations may be unmatured. Each Bank agrees to promptly notify Borrower after any such set off and application by such Bank. The rights of each Bank under this Section 12.6 are in addition to other rights and remedies (including other rights of setoff) that such Bank may have.

     12.7  Severability.  If any provision of any Loan Document is determined to
           ------------
be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

     12.8  Indemnity.  Borrower agrees to indemnify and hold harmless the Agent
           ---------
and each of the Banks against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or any Bank or any of its respective employees, officers, directors or other representatives in any way relating to or arising out of the Loan Documents, any transaction related hereto or thereto, or any act, omission or transaction of Borrower or its Affiliates, or any of their employees, officers, directors or other representatives relating hereto or thereto, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits or proceedings commenced by or on behalf of any Person other than the Agent or any Bank, including without limitation, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements relating to or arising out of (a) any Pollutant(s), or (b) possible non-compliance with any building or zoning regulations affecting the Property; in all cases excepting any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements resulting from or arising out of the gross negligence or willful misconduct of the Agent or any Bank or any of its respective employees, officers, directors or representatives. If an Event of Default has occurred and is continuing and either Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of Borrower contained herein or in any Loan Document shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; provided, however, that no such action by the Agent shall relieve
         --------  -------
Borrower of any liability in connection with such failure or breach or be deemed to constitute a waiver of any default under such Loan Document. Any and all amounts so expended by the Agent shall be repayable to it by Borrower, immediately upon the Agent's demand therefor, with interest at the rate set forth in Section 4.3(b). The obligations of Borrower under this Section 12.8 shall continue after payment of the Obligations and termination of any or all Loan Documents, but shall not in any event apply to (i) any act, event or omission related to the Property occurring after the Agent shall foreclose the Lien of the Deed of Trust, or accept a deed-in-lieu-of-foreclosure, and become the owner of the Property or (ii) any act, or failure to act where there was a duty to act, related to the Property by the Agent occurring after the Agent becomes a mortgagee-in-possession or by a receiver appointed during any proceeding to foreclose the Lien of the Deed of Trust.

     12.9   Headings.  The headings and captions used in any Loan Documents are,
            --------
unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

     12.10  Exceptions to Covenants.  Borrower shall not be deemed to be
            -----------------------
permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     12.11  Amendments and Waivers. Any provision of this Agreement, the Note or
            ----------------------
any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Majority Banks; provided that no such amendment or waiver shall, unless signed by each Bank
--------
whose Commitment is affected by the change, (i) change the amount of the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on the Loan or any fees hereunder,
(iii) change the date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the manner of application of any payments made under this Agreement or the Note, (vi) release or substitute all or any substantial part of the Collateral, or (vii) affirmatively subordinate the Loan to other Indebtedness.

     12.12  Entire Agreement.  This Agreement, together with the other Loan
            ----------------
Documents, embodies the entire agreement among Borrower, the Banks and the Agent, and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth herein and in the other Loan Documents.

     12.13  No Waiver; Remedies. No failure on the part of the Agent or any Bank
            -------------------
to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     12.14  Binding Effect.  This Agreement shall be binding upon and inure to
            --------------
the benefit of Borrower, the Banks and the Agent and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and each Bank.

     12.15  Counterparts.  This Agreement and the other Loan Documents may be
            ------------
executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, but in making proof of any such Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

     12.16  Assignment and Participations.  (a) Each Bank may at any time,
            -----------------------------
without the consent of Borrower, sell to one or more Persons (each a "Participant") participating interests in the outstanding portion of the Loan
 -----------
made by such Bank or the Commitments of such Bank or any other interest of Such Bank hereunder relating thereto, all on such terms as such Bank may deem acceptable. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, and such Bank shall remain solely responsible for the performance thereof.

     (b) Each Bank may at any time, with the consent of the Borrower (which consent of Borrower shall not be required if either (i) an Event of Default has occurred and is continuing, or (ii) the assignment described in this paragraph below is to an Affiliate of such Bank) and the consent of the Agent (each of which consents shall not be unreasonably withheld or delayed) assign to one or more banks or financial institutions (each an "Assignee") all or any of its
                                               --------
rights and obligations under this Agreement, its Note and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance Agreement executed by such Assignee, all on such terms as the Agent may deem acceptable, provided, however, that (i)
                                                    --------  -------
Commerzbank shall at all times hold at least 20% of the outstanding Loan and continue to be the Agent or a co-Agent hereunder, and (ii) if the assignment is of less than the entire portion of the Loan and Commitment held by the assigning Bank, then, after giving effect to the Assignment, the assigning Bank shall hold at least a $10,000,000 Commitment, and the Assignee shall hold at least a $5,000,000 Commitment. Borrower shall assist Commerzbank in the process of syndicating the Loan and Commitments to the extent reasonably requested by Commerzbank.

     (c) Borrower authorizes Commerzbank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective
                                      ----------
Transferee any and all financial information in such Bank's possession concerning Borrower which has been delivered to such Bank by Borrower pursuant to this Agreement or which has been delivered to such Bank by Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement, provided such Transferee agrees to maintain the confidentiality of such information in accordance with Section 6.3(l) hereof.

     (d) Anything in this Section 12.16 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its interest in the Loan and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such interest
                           --------
in the assigned Loan and/or obligations made by Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned interest in the Loan and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                               KILROY REALTY, L.P.,
                               a Delaware limited partnership

                               By:  Kilroy Realty Corporation,.
                                    a Maryland corporation, general partner

                                    By: /s/ Tyler H. Rose
                                        ______________________________________
                                        Name:  Tyler H. Rose
                                        Title: Senior Vice President and
                                               Treasurer

                               COMMERZBANK AKTIENGESELLSCHAFT,
                               NEW YORK BRANCH, as Administrative Agent and Lead Arranger and Bank

                               By: /s/ Lisa C. Miller
                                   _______________________________
                                   Name:  Lisa C. Miller
                                   Title: Asst. Vice President


                               By: /s/ David M. Schwartz
                                   _______________________________
                                   Name:  David M. Schwartz
                                   Title: Vice President

                                DRESDNER BANK AG,
                                NEW YORK and GRAND CAYMAN BRANCHES, as
                                Syndication Agent and Arranger and Bank

                                By: /s/ Andrew Dubin
                                    _______________________________
                                    Name:  Andrew Dubin
                                    Title: Vice President


                                By: /s/ Craig P. Meisner
                                    _______________________________
                                    Name:  Craig P. Meisner
                                    Title: Vice President

ANNEXES
-------

ANNEX I    -    Commitments
ANNEX II   -    Notice Adresses of Banks

EXHIBITS
--------

EXHIBIT A  -    Form of Note

SCHEDULES
---------

SCHEDULE 8.11   Collective Bargaining Agreement
SCHEDULE 8.14   Lease Defaults

                                    ANNEX I
                                    -------

                                  Commitments

Name of Bank           Commitment Amount       Domestic Lending Ofc.     Eurodlr. Lending Ofc.
------------           -----------------       ----------------------    ---------------------
Commerzbank                                    2 World Financial Ctr.    2 World Financial Ctr.
Aktiengesellschaft,                            New York, NY 10281        New York, NY 10281
New York Branch          $45,000,000.00        Att: David Schwarz        Att: David Schwarz
                                               Tel: 212-266-7632         Tel:212-266-7632
                                               Fax: 212-266-7565         Fax: 212-266-7565

Dresdner Bank, AG,                             Dresdner Bank AG,         Dresdner Bank AG,
New York and Grand                             New York Branch           Grand Cayman Branch
Cayman Branches          $45,000,000.00        75 Wall Street            c/o Dresdner Bank AG
                                               New York, NY 10005        New York Branch
                                               Att:______________        75 Wall Street
                                               Tel:______________        New York, NY 10005
                                               Fax:______________        Att:_______________
                                                                         Tel:_______________
                                                                         Fax:_______________

                                   ANNEX II

                           Notice Addresses of Banks

1.   Commerzbank: As set forth in Section 12.1(a)

2.   Dresdner Bank AG: c/o Dresdner Kleinwort Benson
                       Global Finance - Real Estate - Los Angeles
                       333 S. Grand Street, Suite 1700
                       Los Angeles, CA 90071
                       Telecopier No.: 213-473-5450
                       Attn: Aden Kun

                                   EXHIBIT A
                                   ---------

                                 Form of Note

                                PROMISSORY NOTE
                                ---------------


$______________                                               New York, New York
                                                               October ___, 1999


     FOR VALUE RECEIVED, KILROY REALTY, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of ____________________________ (the "Bank"), at the office of the Agent (as defined in and as more particularly set forth in Section 4.7 and Section 4.9 of the Credit Agreement hereinafter referred to), in lawful money of the United States of America and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________), which sum shall be due and payable in installments in such amounts and on such dates as are set forth in Section 2.3 of the Credit Agreement. The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.3 of the Credit Agreement.

     This Note is one of the notes referred to in Section 2.2 of the Credit Agreement dated as of the date hereof (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement" ) among Borrower, the Bank, the other Banks parties thereto, Dresdner Bank AG, New York and Grand Cayman Branches, as Syndication Agent and Arranger and Commerzbank Aktiengesellechaft, acting through its New York Branch, as Administrative Agent on behalf of the Banks and Lead Arranger, to which reference is made for a statement of the rights, obligations and security of the Agent and the Banks and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal sum of and interest on this Note when due.

     All defined terms used but not specifically defined herein shall have the meanings set forth in the Credit Agreement.

     The unpaid principal balance of this Note, together with accrued interest thereon and any Prepayment Premium due with respect thereto, unless earlier paid, shall be due and payable in full on the Final Maturity Date (as defined herein). All payments shall be applied to the payment of accrued interest hereon and thereafter to the payment of principal, and shall otherwise be applied as set forth in the Credit Agreement.

     As used in this Note, the term "Final Maturity Date" shall mean the earlier to occur of (a) the acceleration of the maturity of the Loan pursuant to the terms of the Credit Agreement or (b) the Maturity Date.

     If an Event of Default under the Credit Agreement shall occur and be continuing, the unpaid principal of and interest on this Note may be declared due and payable in the manner and with the effect provided therein.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceeding, Borrower and all endorsers, sureties and guarantors of this Note, if any, jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     To the extent that a person signs or endorses this Note in the capacity of an officer on behalf of the general partner of Borrower, such person will not incur personal liability thereby.

     Borrower and all endorsers, sureties and guarantors of this Note, if any, hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity (provided that, with respect to the foregoing notices, such waiver shall be limited to notices other than as expressly provided in the Loan Documents). Borrower hereby waives, to the fullest extent permitted by law, all rights and benefits which might be otherwise available to Borrower under California Civil Code Section 2822(a).

     Payment of this Note is secured by certain Property pursuant to the terms of the Deed of Trust and certain of the other Loan Documents referred to in the Credit Agreement, and the holder of this Note is entitled to the benefits of the Deed of Trust and such other Loan Documents.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York, without reference to the conflict of laws principles thereof, and for all purposes shall be construed in accordance with such laws.

     The provisions of Article 15 of the Deed of Trust are hereby incorporated herein by reference as if fully set forth herein.

     Nothing herein shall be deemed to be a waiver of any right which the Agent and the Banks may have under any bankruptcy law of the United States or any state to file a claim for the full amount of the Loan, including interest thereon and any Prepayment Compensation payable with respect thereto, or to require that all of the Property shall continue to secure all of the


                         [TEXT CONTINUED ON NEXT PAGE]
principal amount of the Loan and interest, Prepayment Compensation, fees and other amounts payable by Borrower with respect thereto in accordance with this Note and the other Loan Documents.

     IN WITNESS WHEREOF, Borrower has caused this instrument to be executed by its duly Authorized Officer as of the date above written.


                                   KILROY REALTY, L.P.,
                                   a Delaware limited partnership

                                   By:  Kilroy Realty Corporation, a Maryland
                                        corporation, its general partner


                                        By____________________________________
                                             Name:
                                             Title:

                                 SCHEDULE 8.11
                                 -------------

                        Collective Bargaining Agreement


Agreement between Building Owners and Managers Association of Greater Los Angeles, Inc., and International Union of Operating Engineers, Local No. 501, AFL-CIO (November 1, 1996-October 31, 2001).

                                 SCHEDULE 8.14
                                 -------------

                                Lease Defaults


None